Filed Pursuant to Rule 424(b)(3)
Registration No. 333-211334
Prospectus Supplement No. 1
(to Prospectus dated May 26, 2016)

3,160,000 Units, Each Consisting of One Share of Common Stock and one
Series G Warrant, Each Series G Warrant to Purchase One Share of
Common Stock

This prospectus supplement supplements the prospectus dated May 26, 2016 (the “Prospectus”), which relates to the offering of 3,160,000 Units (the “Units”) of Great Basin Scientific, Inc. (the “Company”, “we”, “us” or “our”), each Unit consisting of one share of our common stock, par value $0.0001 (“common stock”) and one Series G Warrant (the “Series G Warrants”), each Series G Warrant to purchase one share of our common stock. The Units were issued as part of our public offering at a closing on June 1, 2016.

On June 1, 2016 each Unit separated into its component part, one Common Share and one Series G Warrant.

Each Series G Warrant is exercisable to purchase one share of our common stock (which we refer to herein as the “Series G Warrant Shares”) for a period of five years from their date of issuance. Each Series G Warrant will have an initial exercise price per share of $1.90. This prospectus also covers the shares of common stock issuable from time to time upon exercise of the Series G Warrants.

This prospectus supplement incorporates into our Prospectus the information contained in our (i) Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 26, 2016, (ii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 7, 2016, (iii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 29, 2016, (iv) Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 6, 2016, (v) Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2016, (vi) Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 14, 2016, (vii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2016, (viii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 4, 2016, (ix) Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 10, 2016, (x) Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2016, (xi) Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2016, (xii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 17, 2016, (xiii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 19, 2016, (xiv) Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 26, 2016, (xv) Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 2, 2016, (xvi) Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 6, 2016 (xvii) Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2016, (xviii) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2016, (xix) Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 15, 2016, (xx) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2016, (xxi) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2016, and (xxii) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2016.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GBSN.” On September 26, 2016 the last reported sales price of our common stock on the NASDAQ Capital Market was $2.62 per share.

The date of this prospectus is September 27, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520
Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2016, Great Basin Scientific, Inc. (the “Company”) entered into subscription agreements with certain investors (the “Investors”) (and sold Units (as defined below) to other investors pursuant to a prospectus) relating to the sale and issuance by the Company of up to 3,160,000 Units (the “Units”), at a price of $1.90 per Unit, each of which consists of one share of the Company’s common stock and one Series G Warrant (the “Series G Warrants”), each Series G Warrant to purchase one share of the Company’s common stock at an exercise price of $1.90 per share of common stock (a “Warrant Share”) for a period of five years from their date of issuance (the “Offering”). The Units will not be issued or certificated. The Investors will receive only shares of common stock and Series G Warrants. The common stock and the Series G Warrants may be transferred separately immediately upon issuance.

The exercise price of the Series G Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The exercise price of the Series G Warrants is also subject to anti-dilution adjustments for any issuance of common stock or rights to acquire common stock for consideration per share less than the exercise price of the Series G Warrants. For purposes of these adjustments, dilutive issuances do not include securities issued under existing instruments (other than the outstanding convertible notes), under board-approved equity incentive plans or in certain strategic transactions.

Under the terms of the subscription agreements, the Company agreed with the investors in the financing that for a period of ninety (90) days from the date hereof, the Company shall not, without the prior written consent of investors who in the aggregate purchased at least 67% of the shares of common stock in the Offering pursuant to the subscription agreements, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, other than an Exempt Issuance as defined in the Series G Warrants and any shares of common stock issuable pursuant to the convertible notes as described in clause (b) of Exempt Issuance as defined in the Series G Warrants.

Under the terms of the Offering, each investor, that either alone or together with its Trading Affiliates purchases 5,000 or more shares of common stock in this offering, has agreed with us to limit its sales to no more than a certain percentage of the daily trading volume of the common stock on each Trading Day (as defined in the subscription agreement) during the five (5) consecutive Trading Days commencing on May 26, 2016. Each investor’s individual allowable percentage is fixed and based on the number of shares of our common stock purchased by the investor and its Trading Affiliates. The aggregate effect of such trading restrictions is to limit sales by such investors to approximately 35% of the daily trading volume on each Trading Day during the restricted period. The aforementioned trading restrictions do not apply to any transaction in our common stock at or above a price of $2.565. “Trading Affiliates” is defined as affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended), which (x) have knowledge of the transactions contemplated by the subscription agreement, (y) has or shares discretion relating to the investor’s investments or trading or information concerning the investor’s investments, including in respect of the common shares purchased in the Offering, or (z) is subject to the investor’s review or input concerning such affiliate’s investments or trading.

In addition, on May 26, 2016, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s agent for the sale of the Units to the public in the Offering. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds from the Offering. The Company will reimburse the Placement Agent for its reasonable out-of-pocket expenses up to $100,000. The Company estimates that the total expenses of the Offering, excluding the placement agent fees, will be approximately $350,000.

The Company expects the Offering to close on or about June 1, 2016, subject to the satisfaction of customary closing conditions. The Placement Agent Agreement contains customary representations, warranties and covenants of the Company and provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Placement Agent for payments that the Placement Agent may be required to make because of such liabilities.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-211334), which was declared effective by the Securities and Exchange Commission on May 25, 2016.

The foregoing descriptions of the Placement Agent Agreement, the Subscription Agreements and the Series G Warrant are a summary description of the material terms thereof and is qualified in its entirety by reference to the full text of the Placement Agent Agreement, the form of Subscription Agreement and the form of Series G Warrant, which are incorporated by reference hereto and filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 26, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Placement Agent Agreement by and between the Company and Roth Capital Partners, LLC

10.2	Form of Subscription Agreement

10.3	Form of Series G Warrant

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: May 26, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Placement Agent Agreement by and between the Company and Roth Capital Partners, LLC

10.2	Form of Subscription Agreement

10.3	Form of Series G Warrant

99.1	Press Release

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders

On June 1, 2016,  Great Basin Scientific, Inc. (the “Company”) closed its previously announced public offering of units (the “Offering”).  In connection with the Offering, the Company issued 3,160,000  shares of common stock and Series G common stock purchase warrants exercisable to acquire 3,160,000 shares of our common stock, subject to adjustment, at an initial exercise price of $1.90 per share.  The public offering price of the Offering was $1.90 per unit (the “Public Offering Price”) for aggregate gross proceeds to the Company of approximately $6.0 million.  In connection with the Offering, the exercise prices or conversion prices of certain of our issued and outstanding convertible securities were automatically adjusted to take into account the Offering at the Public Offering Price.  The exercise prices or conversion prices of the following convertible securities were adjusted as follows.

Class A Warrants

As previously reported, on July 30, 2014, the Company completed the sale of Class A Warrants entitling the holders of the Class A Warrants to purchase shares of common stock of the Company.  As of June 1, 2016, the Company had outstanding Class A Warrants to purchase 755 shares of common stock of the Company. The Class A Warrants include a provision which provides that the exercise price of the Class A Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Class A Warrants.  Therefore, on June 1, 2016, the exercise price for the Class A Warrants was adjusted from $5.60 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.90 per share of common stock.

Class B Warrants

As of June 1, 2016, the Company had outstanding Class B Warrants to purchase 640 shares of common stock of the Company. The Class B Warrants include a provision which provides that the exercise price of the Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  On June 1, 2016, the Company closed the Offering.  In connection with the Offering, the Company issued 3,160,000  shares of common stock and Series G common stock purchase warrants exercisable to acquire 3,160,000 shares of our common stock, subject to adjustment, at an initial exercise price of $1.90 per share.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Class B Warrants.  Therefore, on June 1, 2016, the exercise price for the Class B Warrants was adjusted from $5.60 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.90 per share of common stock.

Common Stock Warrants

As of June 1, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Offering, the exercise price of such warrants was adjusted from $5.60 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.90 per share of common stock.

Series B Warrants

As of June 1, 2016, the Company had outstanding Series B Warrants to purchase 530 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise price of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.   The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, on June 1, 2016, the exercise price of the Series B Warrants was adjusted from $16,873.50 per share of common stock (taking into account the Company’s recent 35 to 1 reverse stock split) to $16,718.72 per share of common stock.

Notes

As previously reported, on December 28, 2015, the Company completed the issuance of $22.1 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series D common stock purchase warrants.  The consummation of the Offering at the Public Offering Price is an issuance that triggers an adjustment to the conversion price of the Notes.  Therefore, on June 1, 2016, the conversion price of the Notes was adjusted from $5.60 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.90 per share of common stock.

Series D Warrants

As of June 1, 2016, the Company had outstanding Series D Warrants to purchase 100,090 shares of common stock of the Company. The Series D Warrants include a provision which provides that the exercise price of the Series D Warrants will be adjusted in connection with certain equity issuances by the Company.   On February 24, 2016, the Company closed the Offering.  In connection with the Offering, the Company issued 3,160,000 shares of common stock and Series G common stock purchase warrants exercisable to acquire 3,160,000 shares of our common stock, subject to adjustment, at an initial exercise price of $1.90 per share.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Series D Warrants.  Therefore, on June 1, 2016, the exercise price for the Series D Warrants was adjusted from $40.60 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.90 per share of common stock.

Subordination Warrants

As of June 1, 2016, the Company had outstanding Subordination Warrants to purchase 3,015 shares of common stock of the Company. The Subordination Warrants include a provision which provides that the exercise price of the Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.   On June 1, 2016, the Company closed the Offering.  In connection with the Offering, the Company issued 3,160,000 shares of common stock and Series G common stock purchase warrants exercisable to acquire 3,160,000 shares of our common stock, subject to adjustment, at an initial exercise price of $1.90 per share.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Subordination Warrants.  Therefore, on June 1, 2016, the exercise price for the Subordination Warrants was adjusted from $40.60 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.90 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: June 7, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, Utah
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement dated June 29, 2016 (the “SPA”) with certain investors named on the Schedule of Buyers attached to the SPA (each a “Buyer”) pursuant to which the Company has agreed to issue $75 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series H common stock purchase warrants (the “Warrants”). The Buyers will purchase Notes and related Series H Warrants through payment of cash at a discount by paying $906.67 for each $1,000 in principal face amount of Notes and related Warrants.

The Notes will not bear any ordinary interest. The Company will receive total gross proceeds of $68 million, assuming all conditions for subsequent funding are met and no events of default occur, each as described below.

The SPA provides that each Buyer shall pay for the Notes and the Warrants to be issued and sold to such Buyer at the closing (1) 8.8235% (approximately $6 million) of its applicable aggregate cash purchase price to the Company by wire transfer of immediately available funds and (2) 91.1765% (approximately $62 million) of its applicable aggregate cash purchase price (“Restricted Cash”) to an account of the Company established for such Buyer (a “Master Restricted Account”) by wire transfer of immediately available funds, such purchase price to be held and in accordance with and pursuant to the terms and conditions of an account control agreement between the Buyer and the bank (a “Master Control Account Agreement”).

Subject to obtaining the Stockholder Approval (as defined below) and certain other equity conditions as described below, the Restricted Cash will become unrestricted and released to the Company as follows: (i) $6 million on the fifth trading day after January 30, 2017 (such date, the “First Amortization Date”)), (ii) $8 million after the fifth trading day after the last business day of the calendar month following the First Amortization Date and (iii) $3,692,308 on the 75th trading day after the initial date the shares of common stock underlying the Notes are eligible to be resold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “144 Date”) and each 30th calendar day thereafter until all Restricted Cash has become unrestricted and released.

Release of the remaining cash purchase price will be subject to certain equity conditions including, but not limited to:

(i)
all shares of common stock issuable pursuant to the terms of the Notes, including the shares of common stock issuable upon the conversion requiring the satisfaction of the equity conditions (in each case, without regard to any restriction or limitation on conversions), shall be eligible for sale pursuant to Rule 144 without any volume limitation by the holder and no failure to have current public information under Rule 144 exists, and without the need for registration under any applicable federal or state securities laws;

(ii)
on each day during the required measuring period, the common stock is designated for quotation on an acceptable exchange or market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than five (5) days and occurring prior to the applicable date of determination due to business announcements by the Company);

(iii)	during the measuring period, the Company shall have delivered all shares of common stock pursuant to the terms of the Notes and upon exercise of the Warrants to the holders on a timely basis;

(iv)	the shares of common stock issuable upon conversion may be issued in full without violating beneficial owner limitations and Nasdaq regulations as set forth in the Notes;

(v)	during the measuring period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due;

(vi)
during the measuring period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended fundamental transaction which has not been abandoned, terminated or consummated, (B) an Event of Default (as described below) or (C) an event that with the passage of time or giving of notice would constitute an Event of Default;

(vii)
the Company shall have no knowledge of any fact that would cause all shares of common stock issuable pursuant to the terms of the Notes, not to be eligible for sale pursuant to Rule 144 without any volume limitation by the Holder (including, without limitation, by virtue of an existing or expected public information failure under Rule 144) and any applicable state securities laws;

(viii)
during the measuring period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any documents related to the Note transaction;

(ix)	the holder shall not be in possession of any material, nonpublic information received from the Company;

(x)	the shares of common stock issuable upon conversion are duly authorized and listed and eligible for trading without restriction on an eligible market;

(xi)	the daily dollar trading volume of the common stock as reported by Bloomberg for each trading day during the measuring period shall be at least $800,000;

(xii)
on each trading day during the measuring period, the weighted average price of the common stock equals or exceeds $1.30 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction); and

(xiii)
the Company shall have a number of shares of common stock duly authorized and reserved for the issuance pursuant to the terms of this Note that is equal to, or greater than, the quotient obtained by dividing (A) 165.5% of the applicable release amount, by (B) the conversion floor price (as set forth in the Note).

Under the SPA, the Company has agreed to call a meeting of its stockholders within 65 days of closing, solicit proxies at such meeting and use its reasonable best efforts to obtain the approval of its stockholders for purposes of complying with NASDAQ Listing Rule 5635(d) for the issuance of shares of common stock underlying the Notes without giving effect to the exchange cap in the Notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of the Notes and the issuance of shares of common stock under the Warrants without giving effect to the exercise floor price set forth in the Warrants (the “Stockholder Approval”).

The SPA contains customary representations and warranties of the Buyers and the Company regarding the purchase and offer and sell, respectively, of the Notes and Warrants. Under the SPA, the Company makes certain covenants including, but not limited to:

(i)	timely filing its reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

(ii)	provision of certain financial information to the Buyers,

(iii)	maintaining the listing of the shares of Common Stock on an eligible market,

(iv)	payment of certain fees of the Buyers,

(v)	maintaining a share reserve of the Common Stock for issuance upon conversion of the Notes and exercise of the Warrants,

(vi)
until the later of (I) the date that 90 days after the date the Company obtains the required Stockholder Approval and (II) the earlier of (a) the time of the registration of all of shares of common stock or (b)

such time as all of such shares of common stock, if a registration statement is not available, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), restriction to grant any other registration rights,

(vii)
until the earlier of (a) the date the Company obtains the required Stockholder Approval or (b) one year from the closing, restriction to enter into any transaction that would constitute a Dilutive Issuance (as defined in the SPA),

(viii)
for three years after the closing or until such time as no Notes are outstanding, will provide to certain of the Buyers certain rights of first refusal for up to 35% of subsequent financings of the Company, and

(ix)	use its reasonable best efforts to obtain the required Stockholder Approval.

The closing of the transactions contemplated by the SPA is expected to occur on or about June 30, 2016 and is subject to certain customary closing conditions and deliverables as set forth in the SPA, including but not limited to, the execution of certain subordination agreements for the Company’s outstanding indebtedness to Spring Forth Investments LLC and the Utah Autism Foundation. If the transactions in the SPA do not close in accordance with the terms of the SPA within 5 business days of the execution of the SPA, then any non-breaching party may terminate the SPA.

Senior Secured Convertible Notes

The Notes will be represented by a form of senior secured convertible note attached to the SPA as Exhibit A. In addition to the terms and conditions of the Notes as described above, the Notes provide that the Company will repay the principal amount of Notes in 15 equal installments (each a “Installment Date”) beginning on the First Amortization Date, and thereafter the last business day of each calendar month through to the maturity date.

The price at which the Company will convert the installment amounts is equal to the lowest of (i) the then prevailing conversion price, (ii) 80% of the arithmetic average of the lower of (i) the three lowest daily weighted average prices of the common stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (iii) the weighted average price of the common stock on the trading day immediately preceding the Installment Date, subject in all cases to a floor price of $1.00.

Any holder of a Note may by notice to the Company accelerate up to four future installment payments to any applicable Installment Date, in which case the Company will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to the Company defer any installment payment to a later Installment Date.

At any time after issuance the Notes will be convertible at the election of the holder into shares of common stock of the Company at an initial conversion price equal to $2.00.

Conversion of the note is subject to a blocker provision which prevents any holder from converting into shares of common stock if their beneficial ownership of the common stock would exceed either 4.99% or 9.99% of the Company’s issued and outstanding common stock, as elected by the holder at closing.

Further, prior to the Company receiving the necessary Stockholder Approval, conversion of all Notes is limited to 19.99% of the Company’s issued and outstanding common stock on the date of closing. The conversion price is subject to certain adjustments upon the occurrence of certain dilutive events, including the issuance of certain options or convertible securities, and upon the occurrence of certain corporate events, including stock splits and dividends.

At any time after the date that is nine months from the closing, issue of the Notes, the Company shall have the right to redeem all, but not less than all, of the conversion amount then remaining under the Notes at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of common stock during the period beginning on the date immediately preceding the Company’s notice of redemption and ending on the Company redemption date, by (II) the lowest conversion price in effect during such period.

Under the Notes, the holders will have certain rights upon an “Event of Default” (as defined in the Notes). Such rights include (i) the remaining principal amount of the Notes bearing interest at a rate of 10% per annum, (ii) during the Event of Default the conversion price being adjusted to the lowest of (a) the conversion price then in effect, (b) 75% of the lowest weighted average price of the Common Stock during the 30 consecutive trading day period ending on the trading day immediately preceding the date of the event of default conversion and (c) 75% of the weighted average price of the Common Stock on the date of the applicable event of default conversion, and (iii) the holder having the right to demand redemption of all or a portion of the Notes.

At any time after the earlier of the holder’s receipt of a notice of an Event of Default and the holder becoming aware of an Event of Default and ending on the 15th trading day after the later of (x) the date such Event of Default is cured and (y) the holder’s receipt of an Event of Default notice, the holder may require the Company to redeem all or any portion of the Note by delivering written notice to the Company. Each portion of this Note subject to redemption shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the holder delivers the redemption notice, by (II) the lowest conversion price in effect during such period.

“Event of Default” includes, but is not limited to (and subject to the ability to cure in certain instances):

(i)	(A) the suspension from trading for more than an aggregate of ten (10) trading days in any 365-day period or (B) or failure of the common stock to be listed on an eligible market;

(ii)	failure to cure conversion failures of the Notes or exercise failures of the Warrants;

(iii)	certain failures to have enough authorized and unreserved shares of common stock to satisfy conversions of the Notes or exercises of the Warrants;

(iv)	the Company’s failure to pay to the holder any amounts when and as due under the Notes or any other transaction document;

(v)	any default under, redemption of or acceleration prior to maturity of more than $100,000, individually or in the aggregate, of indebtedness of the Company;

(vi)	voluntary bankruptcy of the Company;

(vii)	involuntary bankruptcy, receivership or other similar proceedings before a court;

(viii)	subject to certain limitations, a final judgment or judgments for the payment of money aggregating in excess of $250,000, individually or in the aggregate, not covered by insurance;

(ix)	breaches of the representations, warranties and covenants in the transaction documents only if such breach continues for a period of at least an aggregate of five (5) Trading Days;

(x)	any breach or failure in any respect to comply with either Sections 8, 17 or 18 of the Note;

(xi)	the Company fails to perform or comply with any covenant or agreement contained in the Security Agreement;

(xii)	the Company shall fail to perform or comply with any covenant or agreement contained in any Master Control Account Agreement;

(xiii)
any material provision of any security document or Master Control Account Agreement (as determined by the applicable holder) shall at any time for any reason cease to be valid and binding on or enforceable against the Company;

(xiv)	any Security Document, Master Control Account Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected;

(xv)
any bank at which any deposit account, blocked account, lockbox account or other account of the Company is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or other similar agreement to which such bank is a party;

(xvi)
any material damage to, or loss, theft or destruction of, any collateral or a material amount of property of the Company, if any such event or circumstance could reasonably be expected to have a material adverse effect;

(xvii)
a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the equity conditions are satisfied or that there has been no equity conditions failure or as to whether any Event of Default has occurred;

(xviii)
the Company’s failure for any reason after the date that is six (6) months immediately following the date of issuance to satisfy the current public information requirement under Rule 144(c) of the Securities Act;

(xix)
if as of the applicable date of determination (A) the holder of this Note is not an affiliate of the Company and (B) the shares of Common Stock issuable pursuant to the terms of the Notes and/or exercise of the Warrants are eligible to be resold by the holder either pursuant to an effective registration statement in favor of the holder or Rule 144 of the Securities Act, the failure of such shares of Common Stock issuable pursuant to the terms of the Notes and/or such Warrant, as applicable, to be issued and delivered to the holder without any restrictive legends; or

(xx)	any Event of Default occurs with respect to any other Notes.

The Notes will also provide the holders with certain rights upon the occurrence of a fundamental transaction, including but not limited to assumption rights and redemption rights.

The Company will make certain negative covenants in the Notes, pursuant to which the Company agrees not to: (a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness; (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company other than permitted liens; (c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes in an Event of Default shall have occurred; (d) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness (other than the Notes), prior to the scheduled maturity date of such indebtedness; (e) redeem or repurchase its equity interest or declare or pay any cash dividend or distribution; (f) make, any change in the nature of its business; (g) encumber or allow any liens on, any of its intellectual property other than permitted liens; or (h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business.

The Company will make certain affirmative covenants in the Notes, pursuant to which the Company agrees to: (a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a Material Adverse Effect; (b) maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder; (c) maintain insurance with responsible and reputable insurance companies or associations with respect to its properties) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and (d) maintain and preserve all of its intellectual property rights which are reasonably necessary in the proper conduct of its business.

Series H Warrants

In connection with the issuance of the Notes under the SPA, the Company will also issue Series H Warrants, in the form attached to the SPA as Exhibit B, in an amount equal to 150% of the sum of the number of shares of common stock acquirable upon conversion of the Notes in full at the conversion price on the closing date (without regard to any limitations on conversions set forth therein).

Each Series H Warrant will be exercisable by the holder beginning six months after the date of issuance and continuing for a period five years thereafter. Each Series H Warrant will be exercisable initially at a price equal to $2.08, subject to adjustments for certain dilutive events and subject to an exercise price floor equal to $1.70.

The Series H Warrants are exercisable on a cashless basis in the event that there is no effective registration statement under the Securities Act covering the resale of the shares of Common Stock issuable upon exercise of the Series H Warrants.

Security Agreement

Pursuant to the SPA and the Notes, the Company will enter into a Pledge and Security Agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for all holders of the Notes. The Security Agreement creates a first priority security interest (second priority interest until the Company’s December 2015 senior secured convertible notes are paid in full) in all of the personal property of the Company of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future (the “Collateral”).

Under the Security Agreement the Company will agree to certain conditions on its maintenance and use of the Collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes and prevention of liens or encumbrances, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales.

Upon the occurrence of an “Event of Default” under the Security Agreement, the Collateral Agent will have certain rights under the Security Agreement including taking control of the Collateral and, in certain circumstances, selling the Collateral to cover obligations owed to the holders of the Notes pursuant to its terms. “Event of Default” under the Security Agreement means (i) any defined event of default under any one or more of the transaction documents (including the Notes), in each instance, after giving effect to any notice, grace, or cure periods provided for in the applicable document, (ii) the failure by the Company to pay any amounts when due under the Notes or any other transaction document, or (iii) the breach of any representation, warranty or covenant by the Company under the Security Agreement.

The above is a summary of the material terms and conditions of the SPA, the Notes, the Series H Warrants, and the Security Agreement and is qualified in its entirety by the full terms and conditions of such agreements which are attached hereto as Exhibits 10.1 through 10.4 and are hereby incorporated by reference.

Waiver Agreement with Holders of 2015 Convertible Notes

As previously disclosed on the Current Report on Form 8-K filed with the SEC on December 29, 2015, on December 28, 2015, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2015 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the SPA (the “2015 Buyers”) of $22.1 million aggregate principal amount of senior secured convertible notes (the “2015 Notes”) and related Series D common stock purchase warrants (the “Series D Warrants”).

On June 29, 2016, the Company and certain buyers holding enough of the 2015 Notes and Series D Warrants to constitute the required holders under Section 9(e) of the 2015 SPA and Section 19 of the 2015 Notes entered into waiver agreements to waive: (i) the Company’s restriction to incur Indebtedness (as defined in the 2015 Notes) in accordance with Section 17(a) of the 2015 Notes, (ii) the Company’s restriction to incur Liens (as defined in the 2015 Notes) in accordance with Section 17(b) of the 2015 Notes, (iii) the Company’s restriction to incur Indebtedness that ranks pari passu with the 2015 Notes pursuant to Section 16 of the 2015 Notes and (iv) the Company’s restriction in incur Liens (as defined in the 2015 Notes) on certain types of intellectual property in accordance with Section 17(g) of the 2015 Notes, in each case of clauses (i) through (iii), solely with respect to entering into the Notes and related documents thereto and consummating the transactions contemplated thereby (collectively, the “2015 Note Waiver”).

Further the Company and certain buyers holding enough of the 2015 Notes and Series D Warrants to constitute the required holders under Section 10 of the Registration Rights Agreement entered into between the Company and the holders of the 2015 Notes and Series D Warrants entered into waiver agreements to waive: (i) any breach prior to and including June 29, 2016 under Section 2(a) of the Registration Rights Agreement for the Company’s failure to have the initial registration statement brought effective by the initial effectiveness deadline, (ii) any right to Registration Delay Payments (as defined under the Registration Rights Agreement) prior to and including June 29, 2016 for failure to meet its obligations under Section 2(a), and (iii) compliance with the registration requirements of Section 2(a) from and including June 29, 2016, through August 31, 2016.

The foregoing is a summary description of the material terms of the 2015 Note Waiver and is qualified in its entirety by the form of the 2015 Note Waiver, attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference.

Waiver Agreement with Purchasers in June Unit Offering

On May 26, 2016, the Company entered into subscription agreements (“Subscription Agreements”) with certain investors relating to the sale and issuance by the Company of up to 3,160,000 Units (the “Units”), at a price of $1.90 per Unit, each of which consists of one share of the Company’s common stock and one Series G Warrant (the “Unit Offering”). The Unit Offering closed on June 1, 2016.

On June 29, 2016, the Company and certain investors who executed Subscription Agreements in the Unit Offering representing on the closing date of the Unit Offering at least sixty-seven percent (67%) of the aggregate number of shares of common stock purchased in the Unit Offering pursuant to the Subscription Agreements entered into waiver agreements to waive the lock-up on issuance of securities contained in Section 18 of the Subscription Agreements solely with respect to the Company’s offering and consummation of the Notes and Series H Warrants, the offer and issuance of the placement agent warrants and the offer and issuance of the subordination warrants to be issued in connection with the Notes and Series H Warrants (“Unit Waiver”).

The foregoing is a summary description of the material terms of the Unit Waiver and is qualified in its entirety by the form of the Unit Waiver, attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement

10.2	Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement

10.3	Form of Series D Warrant, filed as Exhibit B to the Securities Purchase Agreement

10.4	Form of Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement

10.5	Waiver Agreement with Holders of 2015 Senior Convertible Notes

10.6	Waiver Agreement with subscribers to June 2016 Unit offering under Subscription Agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: June 29, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2016, Great Basin Scientific, Inc. (the “Company”) closed  (the “Closing”) its $75 million senior secured convertible note financing pursuant to a Securities Purchase Agreement dated June 29, 2016 (the “SPA”) between the Company and certain buyers as set forth in the Schedule of Buyers attached to the SPA (the “Buyers”), as previously described in the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2016 (“Prior 8-K”).

In relation to the Closing, the Company issued $75 million aggregate principal amount of senior secured convertible notes (the “Notes”) and Series H common stock purchase warrants exercisable to acquire 56,250,000 shares of common stock (the “Warrants”).

In connection with the Closing, the Company entered into a Pledge and Security Agreement in the form attached to the SPA as Exhibit D (the “Security Agreement”) with the lead investor, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for all holders of the Notes.

The material terms and conditions of the Notes, Warrants and Security Agreement are described in Item 1.01 of the Prior 8-K, which is hereby incorporated by reference.

The form of Notes, the form of Warrants and the Security Agreement were attached to the Prior 8-K as Exhibits 10.2 through 10.4, respectfully, and are hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 of this Current Report on Form 8-K, which is hereby incorporated by reference, on July 1, 2016, the Company issued $75 million of Notes.  The Notes will not bear any ordinary interest. The Company will receive total gross proceeds of $68 million, assuming all conditions for subsequent funding are met and no events of default occur. The Notes provide that the Company will repay the principal amount of Notes in 15 equal installments (each a “Installment Date”) beginning on the on the fifth trading day after January 30, 2017, and thereafter the last business day of each calendar month through to the maturity date of May 1, 2018.

The Notes were issued and sold to the Buyers by each Buyer paying at the closing (1) 8.8235% (approximately $6 million) of its applicable aggregate cash purchase price to the Company by wire transfer of immediately available funds and (2) 91.1765% (approximately $62 million) of its applicable aggregate cash purchase price (“Restricted Cash”) to an account of the Company established for such Buyer (a “Master Restricted Account”) by wire transfer of immediately available funds, such purchase price to be held and in accordance with and pursuant to the terms and conditions of an account control agreement between the Buyer and the bank (a “Master Control Account Agreement”).

Subject to certain conditions as described in the Prior 8-K, the Restricted Cash will become unrestricted and released to the Company as follows: (i) $6 million on the fifth trading day after January 30, 2017 (such date, the “First Amortization Date”)), (ii) $8 million after the fifth trading day after the last business day of the calendar month following the First Amortization Date and (iii) $3,692,308 on the 75th trading day after the initial date the shares of common stock underlying the Notes are eligible to be resold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “144 Date”) and each 30th calendar day thereafter until all Restricted Cash has become unrestricted and released.

The Notes are secured pursuant to the Security Agreement which creates a first priority security interest (second priority until the Company’s senior secured convertible notes issued in December of 2015 are paid in full) in all of the personal property of the Company of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future.

The material terms of the Notes and Security Agreement are set forth in Item 1.01 of the Prior 8-K, which is hereby incorporated by reference.

2

Item 3.02                      Unregistered Sales of Equity Securities.

As described in Item 1.01 of this report, which is hereby incorporated by reference, on July 1, 2016, the Company issued $75 million of Notes which are convertible into the Company’s shares of common stock at an initial conversion price of $2.00, subject to adjustments as contained therein.

The 15 monthly installment payments under the Notes may also be settled at the Company’s election in shares of common stock of the Company (“Common Stock”).  The price at which the Company will convert the installment amounts is equal to the lowest of (i) the then prevailing conversion price, (ii) 80% of the arithmetic average of the lower of (i) the three lowest daily weighted average prices of the common stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (iii) the weighted average price of the common stock on the trading day immediately preceding the Installment Date, subject in all cases to a floor price of $1.00.

The Notes were issued at an original issue discount of $906.67 for each $1,000 principal amount of Notes and related Warrants pursuant to which the Company issued $75 million principal amount of Notes.

The Company issued related Warrants exercisable by the holder beginning six months after the date of issuance and continuing for a period five years thereafter to acquire 56,250,000 shares of common stock at an initial exercise price of $2.08, subject to adjustment as contained in the Warrant and subject to a price floor of $1.70.

In consideration of the Utah Autism Foundation and Springforth Investments LLC entering into subordination agreements with the Collateral Agent, the Company has agreed to issue to the entities warrants exercisable for 1,687,500 shares of common stock (the “Subordination Warrants”).  The Subordination Warrants have the same material terms and conditions as the Series H Warrants.

The material terms of the Notes and Warrants are set forth in Item 1.01 of the Prior 8-K, which is hereby incorporated by reference.

The Notes and Warrants, including the Subordination Warrants, were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), provided under Section 4(a)(2) thereof and pursuant to Rule 506 of Regulation D only to “accredited investors” (as defined under Rule 501(a) of the 1933 Act) based in part on the representations and warranties of the Buyers.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1
Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement, incorporated by reference to Exhibit 10.2 to the Company’s 8-K as filed with the Commission on June 29, 2016

10.2	Form of Series H Warrant, filed as Exhibit B to the Securities Purchase Agreement, incorporated by reference to Exhibit 10.3 to the Company’s 8-K as filed with the Commission on June 29, 2016
10.3	Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement, incorporated by reference to Exhibit 10.4 to the Company’s 8-K as filed with the Commission on June 29, 2016

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: July 6, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Senior Secured Convertible Note, filed as Exhibit A to the Securities Purchase Agreement, incorporated by reference to Exhibit 10.2 to the Company’s 8-K as filed with the Commission on June 29, 2016

10.2	Form of Series H Warrant, filed as Exhibit B to the Securities Purchase Agreement, incorporated by reference to Exhibit 10.3 to the Company’s 8-K as filed with the Commission on June 29, 2016
10.3	Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement, incorporated by reference to Exhibit 10.4 to the Company’s 8-K as filed with the Commission on June 29, 2016

5

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 1, July 5 and July 6, 2016, certain holders of the Company’s senior secured convertible notes issued on December 30, 2015 (the “2015 Notes”) submitted notices to accelerate previously deferred amortization payments under the 2015 Notes and convert the accelerated payments on the 2015 Notes into shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended (the “Conversions”).  In connection with the Conversions, the Company issued 2,755,310 shares of common stock upon the conversion of $3,700,755 principal amount of 2015 Notes at a conversion price of $1.34.

Item 3.03 Material Modifications to Rights of Security Holders

On July 1, 2016, Great Basin Scientific, Inc. (the “Company”) closed  its $75 million senior secured convertible note financing (the “Offering”) pursuant to a Securities Purchase Agreement dated June 29, 2016 (the “SPA”) between the Company and certain buyers as set forth in the Schedule of Buyers attached to the SPA, as previously described in the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2016.

In connection with the Offering and the Conversions described in Item 3.02 hereof, the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the Offering and the Conversions.  The exercise prices or conversion prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of July 6, 2016, the Company had outstanding Class A Warrants to purchase 755 shares and Class B Warrants to purchase 640 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering and the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on July 6, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.34 per share of common stock.

Common Stock Warrants

As of July 6, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Offering, the exercise price of such warrants was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.34 per share of common stock.

Series B Warrants

As of July 6, 2016, the Company had outstanding Series B Warrants to purchase 530 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise price of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering and the Conversion triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, on July 6, 2016, the exercise price of the Series B Warrants was adjusted from $16,718.72 per share of common stock (taking into account the Company’s recent 35 to 1 reverse stock split) to $4,069.98 per share of common stock.

2015 Notes

The consummation of the Offering is an issuance that triggers an adjustment to the conversion price of the 2015 Notes applicable to optional conversions by the holders of the Notes (conversion pursuant to amortization payments under the Notes are not adjusted pursuant to subsequent equity offerings as they are based on a discount to current market prices for the common stock).  Therefore, on July 1, 2016, the conversion price of the Notes was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.58 per share of common stock.

Series D Warrants and 2015 Subordination Warrants

As of July 1, 2016, the Company had outstanding Series D Warrants to purchase 100,090 shares of common stock of the Company and 2015 Subordination Warrant to purchase 3,015 shares of common stock of the Company.  The Series D Warrants and 2015 Subordination Warrants include a provision which provides that the exercise price of the Series D Warrants and 2015 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering is an issuance which triggers an adjustment to the exercise price of the Series D Warrants and 2015 Subordination Warrants.  Therefore, on July 1, 2016, the exercise price for the Series D Warrants and Subordination Warrants was adjusted from $1.90 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $1.58 per share of common stock.

Series G Warrants

As of July 1, 2016, the Company had outstanding Series G Warrants to purchase 3,160,000 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering and the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on July 1, 2016, the exercise price for the Series G Warrants was adjusted from $1.90 per share of common stock to $1.34 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: July 7, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 8 through July 14, certain holders of the Company’s senior secured convertible notes issued on December 30, 2015 (the “2015 Notes”) submitted notices to accelerate previously deferred amortization payments under the 2015 Notes and convert the accelerated payments on the 2015 Notes into shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended (the “Conversions”).  In connection with the Conversions, the Company issued 2,466,080 shares of common stock upon the conversion of $3,312,215 principal amount of 2015 Notes at a conversion price of $1.34.

As of July 14, 2016, there are 12,409,233 shares of Common Stock issued and outstanding.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: July 14, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

Mantyla McReynolds, LLC (“Mantyla”), the Company’s independent registered public accountants, merged with BDO USA, LLP (“BDO”) on July 1, 2016.  As a result of this transaction, on July 14, 2016 Great Basin Scientific, Inc. (the “Company”) received notice that instead of Mantyla, BDO would now stand for appointment as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.  Effective July 18, 2016, the Company, after review and approval of the Company’s Audit Committee, appointed BDO as the Company’s new independent registered public accounting firm for and with respect to the fiscal year ending December 31, 2016.

Mantyla’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2015 and 2014 contained an emphasis paragraph that raised substantial doubt about its ability to continue as a going concern.  Other than the going concern matter, the reports of Mantyla on the financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2015 and 2014 and through July 14, 2016, there were no disagreements between the Company and Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused Mantyla to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.  During the Company’s past fiscal years ended December 31, 2014 and 2015 and the interim period through July 14, 2016, Mantyla did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mantyla with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that Mantyla furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter from Mantyla is filed as Exhibit 16.1 hereto and is incorporated herein by reference.

During the Company’s two most recently completed fiscal years and through the date of engagement of BDO, neither the Company nor anyone on behalf of the Company consulted with BDO  regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
16.1	Mantyla Letter of Concurrence

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: July 18, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

16.1	Mantyla Letter of Concurrence

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2016, Great Basin Scientific, Inc. (the “Company”) entered into an Amendment to the Spring Forth Promissory Note (the “Amendment”) with Spring Forth Investments, LLC (“Spring Forth”) to extend the maturity date of a $500,000 promissory note issued by the Company to Spring Forth in connection with a loan provided by Spring Forth to the Company from July 18, 2016 to July 18, 2017.  The effective date of the Amendment is July 18, 2016.

The aforementioned constitutes a summary of the material terms of the Amendment and is qualified in its entirety by the full text of the Amendment which is set forth in Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On July 13 and July 27, 2016, certain holders of Great Basin Scientific Inc.’s (the “Company”) senior secured convertible notes issued on December 30, 2015 (the “2015 Notes”) submitted notices to accelerate previously deferred amortization payments under the 2015 Notes and convert the accelerated payments on the 2015 Notes into shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended.  In connection with these conversions, the Company issued 79,051 shares of common stock upon the conversion of $106,171 principal amount of 2015 Notes at a conversion price of $1.34.

On July 29, 2016 in accordance with the terms of the 2015 Notes the Company issued additional shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended, to adjust the previously converted amortization and accelerated amounts for the actual conversion price calculated as of the amortization date of July 29, 2016.  Pursuant to these adjustment terms the Company issued an additional 2,636,861 shares of common stock at a conversion price of $0.47 per share and adjusted the principal and amortization payment amount converted to $3,694,814.

On August 2 through August 4, 2016 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended) in connection with the pre-installment amount converted for the amortization date of August 31, 2016.  In connection with the pre-installments, the Company issued 11,447,345 shares of common stock upon the conversion of $4,469,043 principal amount of 2015 Notes at a conversion price of $0.39.

The Company previously filed an 8-K on July 14, 2016 and reported 12,409,233 shares outstanding. As described in the paragraphs above, the Company has since issued 14,163,257 shares, therefore as of August 4, 2016 there are 26,572,490 shares of common stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders

On July 29, 2016, the Company adjusted the conversion price of the 2015 Notes pursuant to the terms of the 2015 Notes The conversion price was adjusted from $1.34 to $0.47.

On August 2, 2016, the Company adjusted the conversion price of the 2015 Notes pursuant to the terms of the 2015 Notes. The conversion price was adjusted from $0.47 to $0.39.

In connection with the conversions described in Item 3.02 hereof (the “Conversions”), the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion prices of the 2015 Notes.  The exercise prices of the following securities were adjusted as follows.

2

Class A and Class B Warrants

As of August 2, 2016, the Company had outstanding Class A Warrants to purchase 755 shares and Class B Warrants to purchase 640 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on July 29, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $1.34 per share of common stock to $0.47 per share of common stock, and on August 2, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $0.47 per share of common stock to $0.39 per share of common stock.

Common Stock Warrants

As of August 2, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Conversions, on July 29, 2016, the exercise price for certain Common Warrants was adjusted from $1.34 per share of common stock to $0.47 per share of common stock, and on August 2, 2016, the exercise price for certain Common Warrants was adjusted from $0.47 per share of common stock to $0.39 per share of common stock.

Series B Warrants

As of August 2, 2016, the Company had outstanding Series B Warrants to purchase 530 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise price of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, on July 29, 2016, the exercise price for the Series B Warrants was adjusted from $4,069.98 per share of common stock to $3,918.80 per share of common stock..  On August 2, 2016, the exercise price for the Series B Warrants was adjusted from $3,918,80 per share of common stock (taking into account the Company’s recent 35 for 1 reverse stock split) to $3,726.05 per share of common stock.

Series G Warrants

As of August 2, 2016, the Company had outstanding Series G Warrants to purchase 3,160,000 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on July 29, 2016, the exercise price for the Series G Warrants was adjusted from $1.34 per share of common stock to $0.47 per share of common stock and on August 2, 2016, the exercise price for the Series G Warrants was adjusted from $0.47 per share of common stock to $0.39 per share of common stock.

Item 9.01(d) Financial Statements and Exhibits

Exhibit                      Description
10.1                            Amendment to Spring Forth Promissory Note

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: August 4, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

4

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Amendment to Spring Forth Promissory Note

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 5 through August 9, certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of August 31, 2016.  In connection with the pre-installments, the Company issued 14,551,811 shares of common stock upon the conversion of $5,681,027 principal amount of 2015 Notes at a conversion price of $0.39. In addition, $1.7 million was released from the restricted cash accounts for use by the Company.

As of August 9, 2016 a total principal amount of $13,844,884 of the 2015 Notes has been converted into shares of common stock and $8,255,116 principal remains to be converted. A total of $3.7 million has been released from the restricted cash accounts and $8.1 million remains in the restricted accounts.

The Company previously filed an 8-K on August 4, 2016 and reported 26,572,490 shares outstanding, therefore as of August 9, 2016 there are 41,124,301 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: August 10, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2016
☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 001-36662

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-0361454
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT	84111
(Address of principal executive offices)	(Zip Code)

(801) 990-1055
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed under Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).     Yes  ☐     No  ☒

The issuer had 41,124,301 shares of common stock outstanding as of August 09, 2016.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

GREAT BASIN SCIENTIFIC, INC.
CONDENSED BALANCE SHEETS
June 30, 2016 and December 31, 2015
(Unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash	$1,162,446	$4,787,759
Restricted Cash	13,168,793	13,800,000
Accounts receivable, net	360,954	411,390
Inventory	1,119,897	1,133,142
Prepaid and other current assets	1,564,284	564,910
Total current assets	17,376,374	20,697,201

Intangible assets, net	69,564	119,171
Property and equipment, net	8,645,804	7,741,991
Total assets	$26,091,742	$28,558,363
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$3,150,335	$2,432,459
Accrued expenses	3,867,630	1,313,149
Current portion of notes payable	—	5,693
Current portion of convertible notes payable, net of discount	14,052,253	1,638,717
Notes payable - related party	500,000	500,000
Current portion of capital lease obligations	1,265,116	1,305,426
Current portion of derivative liability	20,602,409	—
Total current liabilities	43,437,743	7,195,444
Convertible notes payable, net of current portion and debt discount	—	525,000
Capital lease obligations, net of current portion	279,881	851,410
Derivative liability, net of current portion	43,359,009	43,181,472
Total liabilities	87,076,633	51,753,326
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
74,380 and 88,347 shares issued and outstanding, respectively	74	88
Common stock, $.0001 par value: 200,000,000 shares authorized;
7,102,843 and 296,869 shares issued and outstanding, respectively	710	30
Additional paid-in capital	114,847,713	98,708,784
Accumulated deficit	(175,833,388)	(121,903,865)
Total stockholders' deficit	(60,984,891)	(23,194,963)
Total liabilities and stockholders' deficit	$26,091,742	$28,558,363

See the accompanying notes to condensed financial statements

GREAT BASIN SCIENTIFIC, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Revenues	$728,957	$525,506	$1,460,379	$984,236
Cost of sales	1,888,371	1,299,948	3,750,116	2,266,541
Gross loss	(1,159,414)	(774,442)	(2,289,737)	(1,282,305)
Operating expenses:
Research and development	3,457,489	1,902,296	5,755,472	3,405,854
Selling and marketing	1,770,050	919,699	3,248,828	1,725,817
General and administrative	2,490,398	1,276,555	4,699,055	2,337,207
Total operating expenses	7,717,937	4,098,550	13,703,355	7,468,878
Loss from operations	(8,877,351)	(4,872,992)	(15,993,092)	(8,751,183)
Other income (expense):
Interest expense	(6,155,088)	(309,785)	(12,471,418)	(615,367)
Interest income	721	9,035	1,299	13,332
Net gain on exchange and issuance of warrants	3,374,752	-	3,374,752	-
Change in fair value of derivative liability	(8,620,051)	24,335,676	(28,839,314)	(42,658,473)
Total other income (expense)	(11,399,666)	24,034,926	(37,934,681)	(43,260,508)
Income (loss) before provision for income taxes	(20,277,017)	19,161,934	(53,927,773)	(52,011,691)
Provision for income taxes	-	(1,250)	(1,750)	(1,250)
Net income (loss)	$(20,277,017)	$19,160,684	$(53,929,523)	$(52,012,941)
Net income (loss) per common share - basic	$(4.10)	$6,303.25	$(15.09)	$(19,074.01)
Net income (loss) per common share - diluted	$(4.10)	$1,498.09	$(15.09)	$(19,074.01)
Weighted average common shares - basic	4,941,734	3,040	3,573,483	2,727
Weighted average common shares - diluted	4,941,734	12,790	3,573,483	2,727

See the accompanying notes to condensed financial statements

GREAT BASIN SCIENTIFIC, INC.
CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2016 and 2015
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(53,929,523)	$(52,012,941)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,183,955	704,604
Bad debt expense	84,515	—
Change in fair value of derivative liability	28,839,314	42,658,473
Net gain on exchange and issuance of warrants	(3,374,752)	—
Employee stock compensation	74,089	37,440
Debt discount amortization	11,888,536	50,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(34,079)	(76,544)
(Increase) decrease in inventory	13,245	(397,364)
(Increase) decrease in prepaid and other assets	(999,374)	3,004
Decrease in accounts payable	(172,812)	(172,762)
Increase in accrued liabilities	996,833	322,100
Net cash used in operating activities	(15,430,053)	(8,883,990)
Cash flows from investing activities:
Acquisition of property and equipment	(615,886)	(473,048)
Construction of equipment	(992,641)	(1,972,835)
Net cash used in investing activities	(1,608,527)	(2,445,883)
Cash flows from financing activities:
Proceeds from exercise of warrants	1,335,950	3,142,964
Proceeds from follow-on offering	11,009,728	21,872,793
Proceeds from issuance of notes payable - related party	—	250,000
Proceeds from release of restricted cash	2,000,000	—
Payment of cash settlement for warrant exercises	(314,879)	—
Principal payments of capital leases	(611,839)	(404,889)
Principal payments of notes payable	(5,693)	(24,283)
Principal payments of notes payable -related party	—	(250,000)
Net cash provided by financing activities	13,413,267	24,586,585
Net increase (decrease) in cash	(3,625,313)	13,256,712
Cash, beginning of the period	4,787,759	2,017,823
Cash, end of the period	$1,162,446	$15,274,535
Supplemental disclosures of cash flow information:
Interest paid	$595,782	$559,631
Income taxes paid	$1,750	$1,250
Supplemental schedule of non-cash investing and financing activities:
Restricted cash proceeds from convertible note	$1,367,648	$—
Initial public offering and follow-on offering costs incurred but unpaid	$649,909	$171,169
Property and equipment included in accounts payable	$429,634	$641,018
Cashless exercise of warrants	$187	$—
Change in derivative liability from exercised and issued warrants	$15,044,007	$5,247,073

See the accompanying notes to condensed financial statements

GREAT BASIN SCIENTIFIC, INC.
Notes to Condensed Financial Statements (Unaudited)

NOTE 1 DESCRIPTION OF BUSINESS

Great Basin Scientific, Inc. (the “Company”) (d.b.a., Great Basin Corporation) is a Delaware corporation headquartered in Salt Lake City, Utah. The Company was originally incorporated as Diagnostic Micro Arrays, Inc., a Nevada corporation, on June 27, 2003. The Company changed its name to Great Basin Scientific, Inc. on April 19, 2006. On August 12, 2008, the Company took steps to change its corporate domicile from Nevada to Delaware by forming Great Basin Scientific, Inc., a Delaware corporation, and on August 29, 2008, Great Basin Scientific, Inc., a Nevada corporation, was merged with and into Great Basin Scientific, Inc., a Delaware corporation, wherein the Delaware corporation was the sole surviving entity.

The Company is a molecular diagnostic testing company focused on the development and commercialization of its patented, molecular diagnostic platform designed to test for infectious disease, especially hospital-acquired infections. The Company believes that small to medium sized hospital laboratories, those under 400 beds, are in need of simpler and more affordable molecular diagnostic testing methods. The Company markets a system that combines both affordability and ease-of-use, when compared to other commercially available molecular testing methods, which it believes will accelerate the adoption of molecular testing in small to medium sized hospitals. The system includes an analyzer, which is provided for our customers’ use without charge in the United States, and a diagnostic cartridge, which is sold to our customers. The testing platform has the capability to identify up to 64 individual targets at one time. If the test identifies one to three targets, they are referred to as low-plex tests, or tests, and if they identify four or more targets they are referred to as multi-plex panels, or panels. The Company currently has three commercially available tests, the first for clostridium difficile, or C. diff, which received clearance from the Food and Drug Administration, or FDA, in April 2012, the second for Group B Strep, which received clearance from the FDA in April 2015 and launched commercially in June 2015, and the third for Shiga Toxin producing E. coli or STEC, which received clearance from the FDA in March 2016 and launched commercially in August 2016. The Company received FDA clearance in March 2016 for Staphylococcus Identification and Resistance Panel, or Staph ID/R panel. This test is not yet available for commercial sale. Our customers consist of hospitals, clinics, laboratories and other healthcare providers in the United States, the European Union and New Zealand.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These condensed unaudited financial statements have been prepared to reflect the financial position, results of operations and cash flows of the Company as of June 30, 2016 and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The accompanying condensed financial statements and notes are unaudited. In management’s opinion, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements for the year ended December 31, 2015 and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of June 30, 2016, its results of operations for the three and six months ended June 30, 2016 and 2015, and cash flows for the six months ended June 30, 2016 and 2015. The results for the three and six months ended June 30, 2016 are not necessarily indicative of the results expected for the full fiscal year or any other interim period.

Net Income (Loss) per Common Share

Basic loss per share (“EPS”) is computed by dividing net loss (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted EPS is computed by dividing net loss by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period. Potential common shares include convertible preferred stock, convertible notes, stock options and warrants. The number of potential common shares outstanding is computed using the treasury stock method.

As the Company has incurred losses for the three months ended June 30, 2016 and the six months ended June 30, 2016 and 2015, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of June 30, 2016 and 2015, there were 22,000,202 and 22,064 potentially dilutive shares, respectively.

The Company had net income for the three months ended June 30, 2015 and therefore potentially dilutive shares must be added into the diluted net income (loss) per share calculations.

The components of basic and diluted net income (loss) per share for the three months ended June 30, 2015 are as follows:

Three Months
Ended
June 30, 2015
Basic:
Numerator:
Net Income	$19,160,684
Denominator:
Weighted Average Common Shares	3,040

Net Income Per Common Share - Basic	$6,303.25

Diluted:
Numerator:
Net Income	$19,160,684
Denominator:
Weighted Average Common Shares	3,040
Series E Convertible Preferred Stock	5,102
Warrants	4,544
Employee Stock Options	104
Denominator for Diluted Calculation	12,790

Net Income Per Common Share - Diluted	$1,498.09

Reverse Stock Split

On March 30, 2016, the Company effected a reverse stock split of the Company’s common stock whereby each thirty-five shares of common stock was replaced with one share of common stock (with no fractional shares issued). The par value and the number of authorized shares of the common stock were not adjusted. All common share and per share amounts for all periods presented in these financial statements have been adjusted retroactively to reflect the reverse stock split. The quantity of Series E Preferred Stock, Common Warrants, Class A, Class B, Series B and Series C Warrants as well as employee and other options were not included in the reverse stock split and their outstanding quantities have not been adjusted. However, the conversion and exchange ratios were adjusted for the effect of the reverse stock splits such that upon conversion each 2,100 shares of Series E Preferred Stock will now be converted into four shares of common stock and upon exercise each 2,100 warrants or options will now be converted into one share of common stock. The quantity of Series D and Subordination Warrants were not included in the reverse stock split and their outstanding quantities have not been adjusted. However, the conversion ratio has been adjusted such that upon exercise each 35 of the Series D and Subordination Warrants will now be converted into one share of common stock (see NOTE 10 WARRANTS).

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company issued certain common stock warrants, employee stock options and convertible notes that are required to be recorded at fair value measured at the transaction date. In addition, certain other warrants to purchase common stock and convertible notes qualify as derivative liabilities and are therefore required to be recorded at fair value measured at the transaction date and again at each reporting period end. The fair value of these warrants and conversion was determined using estimates and assumptions that are not readily available in public markets and the Company has designated this liability as Level 3. The assumptions used for the fair value calculation as well as the changes in the value of the derivative liability are shown in NOTE 11 DERIVATIVE LIABILITY.

Derivative Instruments

The Company accounts for derivative instruments under the provisions of ASC 815 Derivatives and Hedging. ASC 815 requires the Company to record derivative instruments at their fair value. Changes in the fair value of derivatives are recognized in earnings. As a result of certain terms, conditions and features included in certain common stock warrants granted by the Company as well as the conversion features in the convertible notes, those provisions are required to be accounted for as derivatives at estimated fair value, with changes in fair value recognized in earnings.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02 Leases, which requires recognition of leased assets and liabilities on the balance sheet and disclosing key information about leasing arrangements.  This update is effective for annual periods and interim periods with those periods beginning after December 15, 2018.  The Company is evaluating the impact of this standard on its financial statements.

In July 2015, the FASB issued ASU 2015-11 Simplifying the Measurement of Inventory, that simplifies the subsequent measurement of inventories by replacing the current lower of cost or market test with a lower of cost or net realizable value test. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted. The Company is still evaluating the impact this standard will have on its financial statements and related disclosures.

In April 2015, the FASB issued ASU No. 2015-03 Interest – Imputation of Interest, Simplifying the Presentation of Debt Issuance Cost. This standard provides guidance on the balance sheet presentation for debt issuance costs and debt discounts and debt premiums. To simplify the presentation of debt issuance costs, this standard requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. This ASU is effective for fiscal years beginning after December 15, 2015. The Company has adopted this standard and the effects are reflected in its financial statements and related disclosures.

In August 2014, the FASB issued ASU No. 2014-15 Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern. The update is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The impact on the Company’s financial statements of adopting ASU 2014-15 is currently being assessed by management.

In May 2014, the FASB issued ASU No. 2014-09 Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled to those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. In April 2015, the FASB deferred the effective date of ASU 2014-09 to fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company is currently in the process of determining the impact of adoption of the provisions of ASU 2014-09 on its financial statements.

NOTE 3 GOING CONCERN

The Company’s condensed unaudited financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations and negative operating cash flows which raise substantial doubt about the Company’s ability to continue as a going concern.  The Company sustained a net loss for the six months ended June 30, 2016 of $53.9 million and a net loss for the year ended December 31, 2015 of $57.9 million, and has an accumulated deficit of $175.8 million as of June 30, 2016. Whether and when the Company can attain profitability and positive cash flows from operations is uncertain.

The Company intends to continue to develop its products and expand its customer base, but does not have sufficient realized revenues or operating cash flows in order to finance these activities internally.  As a result, the Company intends to seek to obtain financing in order to fund its working capital and development needs. In February 2016, the Company obtained financing by completing a follow-on offering for net proceeds of $5.0 million.  In May 2016, holders of the senior secured convertible notes voluntarily agreed to remove restrictions on the Company’s use of $2.0 million previously funded to the Company and authorized the release of those funds from the restricted cash accounts of the Company. In June 2016, the Company obtained additional financing by completing another follow-on offering for net proceeds of $5.3 million.

The Company has been able to meet its short-term needs through private placements of convertible preferred securities, an initial public offering (“IPO”), additional follow-on offerings, convertible debt financing and the sale and leaseback of analyzers used to report test results. The Company will continue to seek funding through the issuance of additional equity securities, debt financing, the sale and leaseback of analyzers, or a combination of these items. Any proceeds received from these items could provide the needed funds for continued operations and development programs. The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities, the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the Company is unable to obtain additional financings, the impact on the Company’s operations will be material and adverse.

NOTE 4 LEASE COMMITMENTS

Capital Leases

The Company has entered into two lease agreements for the sale-leaseback of molecular diagnostic analyzers. The first agreement was entered into in November 2013 and provided for the sale of 125 molecular diagnostic analyzers for a sales price of $2,500,000, which are being leased back for a base period of thirty-six monthly payments of $74,875. The second agreement was entered into in April 2014 for the sale of 75 molecular diagnostic analyzers for a sales price of $1,500,000, which are being leased back for a base period of twenty-four monthly payments of $64,665. At the end of each lease term, the leases shall automatically renew for twelve additional months unless certain conditions are met. As such, the Company is amortizing the capital lease over a forty-eight month period for the first agreement and a thirty-six month period for the second agreement. The lease is accounted for as a capital lease sale-leaseback transaction in accordance with ASC 840, “Leases”.

Operating Leases

The Company leases approximately 35,540 square feet of office space located in Salt Lake City, Utah for use as the executive offices and labs. Base rent payments due under the lease are expected to be approximately $3,472,875 in the aggregate over the term of the lease of 65 months beginning on December 1, 2015. The Company also leases approximately 33,000 square feet of building space at another location in Salt Lake City, Utah for use primarily as manufacturing space and labs. Base rent payments due under these leases total $21,226 per month. The leases expire on April 30, 2017.  The Company also leases certain office equipment such as copiers and printers under operating lease agreements that expire at various dates.

Amounts charged to expense under operating leases were $238,319 and $69,634 for the three months ended June 30, 2016 and 2015, respectively and $403,365 and $143,902 for the six months ended June 30, 2016 and 2015, respectively.

NOTE 5 NOTES PAYABLE

The Company purchased certain machinery and equipment under two note payable agreements in January and February 2013. During the six months ended June 30, 2016, both notes were extinguished by making the final payments on the notes in the amount of $5,693.

NOTE 6 CONVERTIBLE NOTES PAYABLE

On December 30, 2015, the Company entered into a Securities Purchase Agreement (“SPA”) with certain investors pursuant to which it agreed to issue $22.1 million in senior secured convertible notes (“Notes”) and Series D Warrants (further described below). The Notes were originally convertible into 3,946,429 shares of Common Stock at a price equal to $5.60 per share, subject to adjustment for certain dilutive events. As of June 30, 2016, the Notes are convertible into 11,631,578 shares of common stock at a price equal to $1.90 per share, which continue to be subject to certain dilutive events.  $20 million of the notes were issued for cash proceeds totaling $18.4 million with an original issue discount in the amount of $1.6 million which is equal to sixteen (16) months of simple interest at a rate of six percent (6.0%) per annum on the aggregate principal of the Notes (assuming, that the entire aggregate original principal amount remains outstanding through the maturity date). $2.1 million of the Notes were issued to extinguish 1,050,000 outstanding Series C Warrants at an extinguish value of $2.00 per warrant. The Notes are senior secured obligations of the Company and will rank senior to all outstanding and future indebtedness of the Company. They are secured by a first priority perfected security interest (subject to permitted liens as defined in the Notes) in all of the current and future assets of the Company. The Notes contain standard and customary events of default and the entire principal balance is subject to the default and redemption provisions contained in the Notes, regardless of whether or not any of the proceeds have been released from the Company’s restricted accounts.

In connection with the issuance of the Notes under the SPA, the Company issued Series D Warrants (the “Series D Warrants”), exercisable to acquire 100,090 shares of Common Stock and Subordination Warrants (the “Subordination Warrants”), exercisable to acquire 3,015 shares of Common Stock, both which are subject to a one time adjustment on December 31, 2016 under the terms of the Series D and Subordination Warrants (see NOTE 10 WARRANTS). Each Series D and Subordination Warrant is exercisable by the holder beginning six months after December 30, 2015 and continuing for a period five years thereafter. The Series D and Subordination Warrants were originally exercisable at $5.60 per share of common stock, subject to adjustments for certain dilutive events.  As of June 30, 2016, the exercise price has been adjusted to $1.90 per share of common stock pursuant to the terms of the warrant agreement.

The Company has agreed to make amortization payments with respect to the Notes in twelve (12) equal installments beginning four (4) months after the original date of issuance of December 30, 2015 (each, an “Installment Date”). On each installment date, assuming certain equity conditions are met, the installment payment shall automatically be converted into shares of Common Stock at a conversion rate defined in the agreement.  As of April 29, 2016, the Company was not able to bring a registration statement covering the resale of the shares of common stock issuable under the terms of the convertible notes effective and therefore did not satisfy the equity conditions under the convertible notes to permit settlement of installment payments through conversion into shares of common stock. The holders of the convertible notes deferred the three installment payments due on April 29, 2016, May 31, 2016 and June 30, 2016, respectively to the installment payment with a due  date of July 29, 2016.

Under the terms of the Notes, at closing the Company received an initial tranche of $4.6 million for immediate use for general corporate purposes. The remaining cash proceeds of $13.8 million are being held in a restricted account and will be released to the Company from the Company’s restricted accounts in subsequent equal tranches subject to certain equity conditions. In May 2016, the holders of the senior secured convertible notes voluntarily removed restrictions on the Company’s use of an aggregate of $2.0 million previously funded to the Company and authorized the release of those funds from the restricted cash accounts of the Company. As of June 30, 2016 the remaining cash in the amount of $11.8 million is still being held in a restricted account and will be released to the Company subject to certain equity conditions.

The conversion feature in the Notes represents an embedded derivative that requires bifurcation due to the ratchet provision described above related to the conversion feature. The provisions in the Series D Warrants also require the Company to account for the warrants as derivative liabilities. The original issue discount, the fair value of the embedded conversion feature, the fair value of the Series D Warrants and the debt issuance costs are all together considered the debt discount. The Company recorded a debt discount in the amount of $20 million which is being amortized over the life of the note using the effective interest method. For the six months ended June 30, 2016, $11,888,536 of the debt discount had been amortized to interest expense.

The following table summarizes the convertible notes outstanding at June 30, 2016:

Convertible notes payable, principal	$22,100,000
Debt discounts	(8,047,747)
Net convertible note payable	14,052,253
Less current portion	(14,052,253)
Convertible notes payable, long term	$—

NOTE 7 NOTES PAYABLE – RELATED PARTY

In July 2014, the Company entered into a note agreement for $500,000 with Spring Forth Investments, LLC a company owned by Mr. David Spafford, a director. The original maturity date for the note was July 18, 2015, which was extended by the Company to July 18, 2016 by giving notice and paying an extension fee of $10,000. The note pays interest at an annual rate of 20% and is paid monthly. The Company prepaid the last three months of interest for a total of $25,000 at the time of issuance of the note.  As additional consideration for the note, the Company issued 4,000,000 Series D preferred stock units (which were separable into 4,000,000 shares of Series D preferred stock, 20,000 Class A warrants to purchase 10 shares of common stock at $5.60 per share and 20,000 Class B warrants to purchase 10 shares of common stock at $5.60 per share) at a value of $100,000 or $0.025 per unit. The 4,000,000 shares of Series D Preferred Stock were converted into 10 shares of Common Stock. The Series D preferred stock units were accounted as a debt discount which has been fully amortized.

NOTE 8 PREFERRED STOCK

The Company had 5,000,000 shares of preferred stock authorized at a par value of $0.001 per share as of June 30, 2016. As of June 30, 2016 there were 74,380 shares of Series E Preferred Stock issued and outstanding which are convertible at the option of the holders into 142 shares of common stock.  During the six months ended June 30, 2016, 13,967 shares of Series E Preferred Stock were converted into 27 shares of common stock.

NOTE 9 COMMON STOCK

The Company had 200,000,000 shares of common stock authorized at a par value of $0.0001 per share as of June 30, 2016. As of June 30, 2016 there were 7,102,843 shares of common stock issued and outstanding. The Company has reserved 120,000,000 of authorized but unissued shares of common stock for issuance pursuant to the convertible notes and associated Series D Warrants.

During the six months ended June 30, 2016, the Company issued 1,520,888 shares of common stock pursuant to the cashless exercise of 5,091,815 Series C Warrants.

During the six months ended June 30, 2016, the Company issued 354,899 shares of common stock pursuant to the cash exercise of 121,540 Underwriter Unit Purchase Options at an exercise price of $11.00 for total proceeds of $1,335,950.  Upon exercise of these options, 121,540 shares of Series E Convertible Preferred Stock were issued and immediately converted into 232 shares of common stock and 972,320 Series C Warrants were issued and immediately exercised pursuant to the cashless exercise provision into 354,667 shares of common stock.

During the six months ended June 30, 2016, the Company issued 27 shares of common stock pursuant to the conversion of 13,967 shares of Series E Convertible preferred stock (see NOTE 8 PREFERRED STOCK).

On February 24, 2016, the Company completed a public offering of 39.2 million Units (the “February 2016 Unit Offering”).  Each 35 units consisted of one share of common stock and 52.5 Series E Warrants. The Company received approximately $5.0 million of net proceeds.  Pursuant to the sale of the units, the Company issued 1,120,000 shares of common stock and 58,800,000 Series E Warrants. Each 35 Series E Warrants were exercisable into one share of common stock at $8.75 per share.  The Series E Warrants expired six years from the date of grant, were not exercisable for one year and which exercise was subject to a shareholder vote and an increase in the number of authorized shares of common stock the Company can issue.

On April 7, 2016, the Company entered into certain warrant exchange agreements (the “Exchange Agreements”), each by and between the Company and a holder of its outstanding Series E Warrants, pursuant to which the Company and each such holder agreed to exchange outstanding Series E Warrants for shares of common stock of the Company. Pursuant to the Exchange Agreements, the Company issued 650,160 shares of common stock of the Company in exchange for the surrender by the holders to the Company of 58,800,000 Series E Warrants exercisable to acquire approximately 1,680,000 shares of common stock of the Company (representing an exchange ratio of one share of common stock for each 2.584 shares of common stock underlying the surrendered Series E Warrants). The surrendered Series E Warrants were immediately cancelled by the Company and there are not any Series E Warrants issued and outstanding.

On June 1, 2016, the Company completed a public offering of 3,160,000 units (the “June 2016 Unit Offering”).  Each unit consisted of one share of common stock and one Series G Warrant.  The company received approximately $5.3 million of net proceeds.  Pursuant to the sale of the units, the Company issued 3,160,000 shares of common stock and 3,160,000 Series G Warrants.  Each Series G Warrant is exercisable into one share of common stock at $1.90 per share, subject to adjustments and expires five years from the date of grant.

NOTE 10 WARRANTS

The following table outlines the warrants outstanding and exercisable as of June 30, 2016:

			Total
			Shares of	Aggregate
	Outstanding	Warrant	Common Stock	Exercise Price
	and	Exercise	Underlying	for One
Warrants	Exercisable	Price	the Warrant	Common Share	Expiration
Class A	1,532,598	$0.0009	755	$1.90	April 2021 - July 2021
Class B	1,310,956	$0.0009	640	$1.90	April 2021 - July 2021
Series B	1,074,082	$7.96	530	$16,718.72	March 2021 - July 2021
Series D	3,503,116	$0.0543	100,090	$1.90	June 2021
Series G	3,160,000	$1.90	3,160,000	$1.90	June 2021
Subordination	105,516	$0.0543	3,015	$1.90	June 2021
Common	411,622	$0.0009 - $32.00	204	$1.90 - $67,200.00	July 2016 - July 2021
Total Warrants	11,097,890		3,265,234

Class A Warrants

The Class A Warrants include a provision which provides that the exercise price of the Class A Warrants will be adjusted in connection with certain equity issuances by the Company.  In June 2016, as a result of the June 2016 Unit Offering, the price adjustment provision was triggered and the exercise price was adjusted to $1.90 per share of common stock.

Class B Warrants

The Class B Warrants include a provision which provides that the exercise price of the Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  In June 2016, as a result of the June 2016 Unit Offering, the price adjustment provision was triggered and the exercise price was adjusted to $1.90 per share of common stock.

Series B Warrants

The Series B Warrants include a provision which provides that the exercise price of the Series B Warrants is subject to reduction in connection with certain equity issuances by the Company that are below the then current market price. In June 2016, as a result of the June 2016 Unit Offering, the price reduction provision was trigged and the exercise price was reduced to $16,718.72 per share of common stock.

Series C Warrants

During the six months ended June 30, 2016, 5,229,973 Series C Warrants were exercised pursuant to the cashless exercise provision.  The Company settled 5,091,815 of the Series C Warrant exercises through the issuance of 1,520,888 shares of common stock and the Company settled 138,158 of the Series C Warrant exercises with cash in the amount of $314,879.

On January 21, 2016 all outstanding Series C Warrants were mandatorily exercised utilizing the cashless provision of the warrants and the corresponding shares of common stock issued.  As of June 30, 2016 there are 47,528 Series C Warrant certificates that have yet to be delivered to the Company representing 15,182 shares of common stock.

Series D Warrants

The Series D Warrants include a provision which provides that the exercise price of the Series D Warrants will be adjusted in connection with certain equity issuances by the Company subject to a floor exercise price of $7.00 per share of common stock.  In February 2016, as a result of the February 2016 Unit Offering, the price adjustment provision was triggered and the exercise price was adjusted to the floor of $7.00 per share of common stock.  In March 2016, pursuant to the approval of the Company’s stockholders of the removal of the exercise floor price, the exercise price was adjusted to $5.60 per share of common stock. In June 2016, as a result of the June 2016 Unit Offering, the price adjustment provision was triggered and the exercise price was adjusted to $1.90 per share of common stock.

Series E Warrants

In connection with the February 2016 Unit Offering, the Company issued Series E Warrants to purchase 1,680,000 shares of common stock as part of the units sold in the offering (see NOTE 9 COMMON STOCK).  Each 35 Series E Warrant will have an initial exercise price per share of $8.75, subject to certain adjustments. The Series E Warrants are exercisable beginning one year and one day from the date of issuance, but only if the Company has obtained stockholder approval (i) for the issuance of shares of common stock issuable upon the exercise of the Series E Warrants pursuant to the applicable rules and regulations of the NASDAQ Capital Market and (ii) to effect an additional reverse split of our common stock and/or increase our authorized shares of common stock so as to permit the exercise in full of the Series E Warrants.  The Series E Warrants will expire on the fifth anniversary of the date they first become exercisable. One year from the date of issuance, the number of shares of common stock issuable upon the exercise of the Series E Warrants shall be increased to equal the difference, if positive, obtained by subtracting (x) the number of shares of common stock issuable upon the exercise of the Series E Warrants on the date of issuance) , from (y) the lesser of (A) 7% of the sum of the number of shares of common stock actually outstanding one year from the date of issuance, plus the number of shares of common stock deemed to be outstanding pursuant to the terms of the Series E Warrant, or (B) 200% of the shares of common stock issuable upon the exercise of the Series E Warrants on such date.

The Series E Warrants include a provision that for one year from issuance the exercise price per share will adjust if the Company has certain equity issuances for consideration per share that is less than the current exercise price of the Series E Warrants. The Series E Warrants are exercisable on a cashless basis in the event there is no effective registration statement registering the shares underlying the Series E Warrants.

On April 7, 2016, the Company entered into certain warrant exchange agreements (the “Exchange Agreements”), each by and between the Company and a holder of its outstanding Series E Warrants, pursuant to which the Company and each such holder agreed to exchange outstanding Series E Warrants for shares of common stock of the Company. Pursuant to the Exchange Agreements, the Company issued 650,160 shares of common stock of the Company in exchange for the surrender by the holders to the Company of 58,800,000 Series E Warrants exercisable to acquire approximately 1,680,000 shares of common stock of the Company (representing an exchange ratio of one share of common stock for each 2.584 shares of common stock underlying the surrendered Series E Warrants). The surrendered Series E Warrants were immediately cancelled by the Company and there are not any Series E Warrants issued and outstanding (see NOTE 9 COMMON STOCK).

Series G Warrants

In connection with the June 2016 Unit Offering, the Company issued Series G Warrants to purchase 3,160,000 shares of common stock as part of the units sold in the offering (see NOTE 9 COMMON STOCK). The Series G Warrants have an initial exercise price of $1.90.  The warrants contain a provision that the exercise price will adjust if the Company has certain equity issuances for consideration per share that is less than the current exercise price of the Series G Warrants. The Series G Warrants expire 5 years after the date of issuance.

Subordination Warrants

The Subordination Warrants include a provision which provides that the exercise price of the Subordination Warrants will be adjusted in connection with certain equity issuances by the Company subject to a floor exercise price of $7.00 per share of common stock.  In February 2016, as a result of the February 2016 Unit Offering, the price adjustment provision was triggered and the exercise price was adjusted to the floor of $7.00 per share of common stock.  In March 2016, pursuant to the approval of the Company’s stockholders of the removal of the exercise floor price, the exercise price was adjusted to $5.60 per share of common stock. In June 2016, as a result of the June 2016 Unit Offering, the price adjustment provision was triggered and the exercise price was adjusted to $1.90 per share of common stock.

Common Warrants

Certain Common Warrants include a provision which provides that the exercise price of these certain Common Warrants will be adjusted in connection with certain equity issuances by the Company.  In June 2016, as a result of the June 2016 Unit Offering, the price adjustment provision was triggered and the exercise price of these certain Common Warrants was adjusted to $1.90 per share of common stock.  During the six months ended June 30, 2016 there were 51,734 Common Warrants exercisable into 26 shares of common stock that expired without being exercised.

The following table summarizes the common stock warrant activity during the six months ended June 30, 2016:

			Weighted
		Weighted	Average
		Average	Remainder
	Common	Warrant	Contractual
	Stock	Exercise	Term in
	Warrants	Price	Years
As of June 30, 2016:
Warrants Outstanding as of January 1, 2016	13,219,597	$2.71	4.7
Granted	61,960,000	$0.15	5.2
Exercised	(5,229,973)	$2.55	—
Expired	(51,734)	$10.00	—
Extinguished	(58,800,000)	$0.05	—
Warrants outstanding as of June 30, 2016	11,097,890	$1.52	4.7

Underwriters’ Unit Purchase Option

During the six months ended June 30, 2016, 121,540 Underwriters’ Unit Purchase Options were exercised for cash in the amount of $1,335,950. Pursuant to the exercise of these options, 121,540 shares of Series E Convertible Preferred Stock were issued and immediately converted into 232 shares of common stock and 972,320 Series C Warrants were issued and immediately exercised pursuant to the cashless exercise provision of the Series C Warrants into 354,667 shares of common stock. There are no outstanding Underwriters’ Unit Purchase Options as of June 30, 2016.

NOTE 11 DERIVATIVE LIABILITIES

The derivative liability for our instruments classified as derivative liabilities are recorded at fair value at inception and subsequently re-measured to fair value at each reporting date as long as such instruments are classified as derivative liabilities. Changes in the fair value of the derivative liability was included as a component of Other income (expense) and has no effect on the Company’s cash flows. The valuation methodologies used vary by instrument and include a Black-Scholes option valuation model utilizing the fair value of the underlying common stock and a binomial model with Monte Carlo simulation. The Company has determined the fair value measurements to be a level 3 measurement (see NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES).

Class A Warrants, Class B Warrants, Series B Warrants and Certain Common Warrants

The Class A Warrants, Class B Warrants and certain common warrants, have an exercise price adjustment provision that in the event the Company sells shares of any additional stock, subject to certain exceptions, at a price per share less than the current exercise price of the respective warrant, the exercise price shall be adjusted to a price equal to the price paid per share for such additional stock. The Series B Warrants have an exercise price adjustment provision that in the event the Company sells shares of any additional stock, subject to certain exceptions, at a price per share less than the then current market price, the exercise price shall be adjusted to a price based on a formula defined in the warrants agreement. Such exercise price adjustments prohibit the Company from being able to conclude that the warrants are indexed to the Company’s own stock. Accordingly, these warrants are accounted for as derivative liabilities and are recorded at fair value at each reporting date with the change in fair value being recorded in earnings for the period. In June 2016, as a result of the June 2016 Unit Offering, the price adjustment provision was triggered for our Class A Warrants, Class B Warrants, Series B Warrants and certain common warrants and the exercise price per share was adjusted accordingly.

The fair value of these warrants was calculated using a Black-Scholes option valuation model utilizing the fair value of underlying common stock. Black-Scholes has inherent limitations for use in the case of a warrant with a price protection provision, since the model is designed to be used when the inputs to the model are static throughout the life of a security. Due to the significant variance between the fair market value of the stock and the exercise price, the Black-Scholes option-pricing model resulted in a fair value that approaches the current market value of the stock. As such, the fair value of the Class A, Class B, Series B and certain other common warrants was estimated to be $1.75, $1.75, $1.38 and $1.76 per share, respectively. The Company determined the aggregate fair value of these warrants at June 30, 2016 was $3,190.

Series C Warrants and Unit Purchase Option

Our Series C Warrants contained a cashless exercise provision using a predetermined Black Scholes Value. Such provision, if exercised by the holder, would require the Company to settle these warrants, at its option, either by cash payment or the granting of a variable number of common shares. This provision results in the potential for the Company to either have to net cash settle the warrant or potentially issue an indeterminate number of common shares which prohibits the Company from being able to conclude that the warrants are indexed to the Company’s own stock. Accordingly, the warrants and the unit purchase option are accounted for as derivative liabilities and are recorded at fair value at each reporting date with the change in fair value being recorded in earnings for the period. During the six months ended June 30, 2016 all of the remaining Series C Warrants and unit purchase options were exercised.

Convertible Notes Conversion Feature

The convertible notes issued in December 2015 contain provisions that protect holders from future issuances of the Company’s common stock at prices below such convertible notes’ respective conversion price. These provisions could result in modification of the conversion price due to a future equity offering and as such the conversion feature cannot be considered indexed to the Company’s own stock. The note also provides that the Company will repay the principal amount at an initial conversion rate subject to certain adjustments. These features represent an embedded derivative that requires bifurcation and are recorded at fair value at each reporting period with the change in fair value being recorded in earnings for the period.

The Company determined the fair value of the conversion feature to be $20,602,408 at June 30, 2016 using a modified binomial model to reflect different scenarios where reset may be triggered using the following assumptions:

Trading price of common stock on measurement date	$1.77
Conversion price (1)	$1.40
Risk free interest rate (2)	0.41%
Conversion notes lives in years	0.83
Expected volatility (3)	228.1%
Expected dividend yield (4)	-

(1)	The conversion price of the convertible notes was calculated based on the formula in the Notes agreement as of the respective measurement date

(2)	The risk-free interest rate was determined by management using the average of the 6 month and 1-year Treasury Bill as of the respective measurement date.

(3)	The volatility factor was estimated by using the historical volatilities of the Company’s trading history.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

Series D Warrants and Subordination Warrants

In connection with the issuance of convertible notes in December 2015, the Company issued Series D Warrants to acquire 100,090 shares of common stock. In addition, the Company issued Subordination Warrants to acquire 3,015 shares of common stock. The Series D Warrants and Subordination Warrants contain provisions that will adjust the exercise price upon certain equity issuances.  In addition, these warrants contain a provision for a one-time adjustment at December 31, 2016, to the number of warrants issued. The Company has determined that the provisions contained in the Series D Warrants and the Subordination Warrants could result in modification of the exercise price resulting in a variable number of additional common shares that could be issued. This prohibits the company from being able to conclude that the warrants are indexed to the Company’s own stock. Accordingly, the warrants represent a derivative liability that requires recording at fair value at each reporting period with the change in fair value being recorded in earnings for the period.

The Company determined the fair value of the Series D Warrants and Subordination Warrants to be $37,968,054 at June 30, 2016 using a binomial model with a Monte Carlo simulation to reflect different scenarios where reset may be triggered and to project the range of the additional shares to be issued on December 31, 2016 using the following assumptions:

Trading price of common stock on measurement date	$1.77
Exercise price (1)	$0.56
Risk free interest rate (2)	1.01%
Warrant lives in years	5.00
Expected volatility (3)	228.3%
Expected dividend yield (4)	-

(1)	The exercise price of the Series D and Subordination Warrants was calculated based on the terms in the warrant agreement.

(2)	The risk-free interest rate was determined by management using the 5-year Treasury Bill as of the respective measurement date.

(3)	The volatility factor was estimated by using the historical volatilities of the Company’s trading history.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

Series E Warrants

In connection with the February 2016 Unit Offering, the Company issued Series E Warrants to purchase 1,680,000 shares of common stock as part of the units sold in the offering (see NOTE 9 COMMON STOCK). The Series E Warrants contain a provision that for one year from issuance the exercise price per share will adjust if the Company has certain equity issuances for consideration per share that is less than the current exercise price of the Series E Warrants. In addition, these warrants contain a provision for a one-time adjustment one year from date of issuance, to the number of warrants issued. The Company has determined that the provisions contained in the Series E Warrants could result in modification of the exercise price resulting in a variable number of additional common shares that could be issued. This prohibits the company from being able to conclude that the warrants are indexed to the Company’s own stock. Accordingly, the warrants represent a derivative liability that requires recording at fair value at issuance and again at each reporting period with the change in fair value being recorded in earnings for the period.

On April 7, 2016, the Company entered into certain warrant exchange agreements (the “Exchange Agreements”), each by and between the Company and a holder of its outstanding Series E Warrants, pursuant to which the Company and each such holder agreed to exchange outstanding Series E Warrants for shares of common stock of the Company. Pursuant to the Exchange Agreements, the Company issued 650,160 shares of common stock of the Company in exchange for the surrender by the holders to the Company of 58,800,000 Series E Warrants exercisable to acquire approximately 1,680,000 shares of common stock of the Company (representing an exchange ratio of one share of common stock for each 2.584 shares of common stock underlying the surrendered Series E Warrants). The surrendered Series E Warrants were immediately cancelled by the Company and there are not any Series E Warrants issued and outstanding (see NOTE 9 COMMON STOCK).

The Company determined the fair value of the Series E Warrants to be $6,800,927 at April 7, 2016 using a binomial model with a Monte Carlo simulation model using the following assumptions:

April 7, 2016
Trading price of common stock on measurement date	$4.09
Exercise price (1)	$4.01
Risk free interest rate (2)	1.30%
Warrant lives in years	5.89
Expected volatility (3)	228.1%
Expected dividend yield (4)	-

(1)	The exercise price of the Series E Warrants was calculated based on the terms in the warrant agreement.

(2)	The risk-free interest rate was determined by management using an average of the 5-year and 7-year Treasury Bill as of the respective measurement date.

(3)	The volatility factor was estimated by using the historical volatilities of the Company’s trading history.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

Since the Series E Warrants were derivative liabilities at the time of the transaction, the Company has accounted for the exchange as an extinguishment of a liability. Accordingly, all consideration issued to extinguish the liability was recorded at fair value on the date of the extinguishment and the liability extinguished was removed at its carrying value. Since the liabilities extinguished were derivative liabilities, their carrying value is continuously adjusted to equal their fair value. The difference between the fair value of the liability extinguished and the fair value of the consideration provided on April 7, 2016 was recorded as a gain in the statement of operations as follows:

Fair value of Series E Warrants exchanged	$ 6,800,927
Fair value of common stock issued	2,659,154
Gain on exchange of warrants	$ 4,141,773

Series G Warrants

In connection with the June 2016 Unit Offering, the Company issued Series G Warrants to purchase 3,160,000 shares of common stock as part of the units sold in the offering (see NOTE 9 COMMON STOCK). The Series G Warrants contain a provision that the exercise price per share will adjust if the Company has certain equity issuances for consideration per share that is less than the current exercise price of the Series G Warrants. The Company has determined that the provisions contained in the Series G Warrants could result in modification of the exercise price resulting in a variable number of additional common shares that could be issued. This prohibits the Company from being able to conclude that the warrants are indexed to the Company’s own stock. Accordingly, the warrants represent a derivative liability that requires recording at fair value at issuance and again at each reporting period with the change in fair value being recorded in earnings for the period.

The Company determined the fair value of the Series G Warrants to be $6,034,734 at issuance on June 1, 2016 and $5,538,370 at June 30, 2016 using a Black Scholes valuation model using the following assumptions:

	June 1, 2016	June 30, 2016
Trading price of common stock on measurement date	$1.93	$1.77
Exercise price (1)	$1.90	$1.34
Risk free interest rate (2)	1.39%	1.01%
Warrant lives in years	5.00	4.93
Expected volatility (3)	227.5%	227.5%
Expected dividend yield (4)	-	-

(1)	The exercise price of the Series G Warrants as defined in the warrant agreement at June 1, 2016. The reset provision at July 1, 2016 that was known at June 30, 2016.

(2)	The risk-free interest rate was determined by management using the 5-year Treasury Bill as of the respective measurement date.

(3)	The volatility factor was estimated by using the historical volatilities of the Company’s trading history.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

Since the fair value of the Series G Warrants at issuance on June 1, 2016 is in excess of the net proceeds received, the derivative liability is required to be recorded at fair value with the excess of the fair value over the net proceeds received recognized as a loss in earnings. The gross proceeds from the June 2016 Unit Offering of 3,160,000 units at $1.90 was $6,004,000.  After deducting offering costs of $735,970 the net proceeds to the Company was $5,268,030.  The fair value of the Series G Warrants at issuance was $6,034,734. The amount to be recognized as a loss in earnings is calculated as follows:

Net proceeds from June 2016 Unit Offering	$5,268,030
Par value of common stock issued	(316)
Fair value of Series G Warrants	(6,034,734)
Loss on issuance of warrants	$(767,020)

The following summarizes the total change in the value of the derivative liabilities during the six months ended June 30, 2016:

As of June 30, 2016:
Balance at January 1, 2016	$43,181,472
Issuance of warrants and option	11,126,411
Exercise of warrants	(19,185,779)
Change in fair value of warrant and option liability	28,839,314
Balance at June 30, 2016	$63,961,418

NOTE 12 EMPLOYEE STOCK OPTIONS

The Company has three stock based employee compensation plans pursuant to which stock option grants have been made. Under the Great Basin Scientific, Inc. 2014 Omnibus Plan, the 2014 Stock Option Plan and the 2006 Stock Option Plan certain employees and non-employee directors have been granted options to purchase common stock. The Company has 763,034 employee stock options exercisable into 404 shares of common stock outstanding as of June 30, 2016. All options vest in installments over a three to four year period and expire ten years from the date of grant.

Any future employee stock option grants will be made pursuant to the 2014 Omnibus Plan.  As of June 30, 2016, employee stock options exercisable into 111 shares of common stock have been granted pursuant to the 2014 Omnibus Plan and options exercisable into 14,175 shares of common stock remain available for issuance under that plan.

The following table summarizes the Company’s total option activity for the six months ended June 30, 2016:

			Total	Aggregate	Weighted
		Weighted	Shares of	Exercise	Average
		Average	Common	Price	Remaining
		Option	Stock	for One	Contractual
		Exercise	Underlying	Common	Term in
	Options	Price	the Option	Share	Years
As of June 30, 2016:
Options outstanding as of January 1, 2016	792,534	$2.84	420	$5,964.00	8.0
Granted	—	—	—	—	—
Exercised	—	—	—	—	—
Forfeited	(29,500)	$2.52	(16)	$5,292.00	—
Options outstanding as of June 30, 2016	763,034	$2.85	404	$5,985.00	7.5

Outstanding and exercisable stock options as of June 30, 2016 are as follows:

	Options Outstanding			Options Exercisable
	Number of	Remaining		Number of
	Options	Life	Exercise	Options	Exercise
	Outstanding	(Years)	Price	Exercisable	Price
June 30, 2016	763,034	7.5	$2.85	413,165	$3.03

The estimated fair value of the Company’s stock options, less expected forfeitures, is amortized over the options vesting period on the straight-line basis. The Company recognized $37,045 in equity-based compensation expenses during the six months ended June 30, 2016.  There was $334,817 of total unrecognized compensation cost with a remaining vesting period of 2.21 years and $0 in intrinsic value of outstanding and vested stock options as of June 30, 2016.

NOTE 13 LEGAL PROCEEDINGS

On April 5, 2016 and May 31, 2016, Great Basin Scientific, Inc., received notices from the Utah Labor Commission, Occupational Safety and Health Division (ULC) and/or the Occupational Safety and Health Administration (OSHA) that former employee Christina Steele filed a claim alleging retaliation in violation of the Utah Occupational Safety and Health Act as well as the Corporate and Criminal Fraud Accountability Act of 2002, the Sarbanes-Oxley Act and the Occupational Safety and Health Act, among other claims relating to her employment.  Ms. Steele alleges that Great Basin retaliated against her by terminating her employment after she allegedly acted as a whistleblower by allegedly raising concerns with management.  Ms. Steele seeks lost wages, future wages, consequential losses, emotional distress damages, interest, fees and costs.

On June 15, 2016, Ms. Steele also filed a complaint against Great Basin Scientific, Inc. in the United States District Court for the District of Utah alleging retaliation in violation of the False Claims Act based on similar alleged facts. Ms. Steele seeks back pay, special damages, consequential damages, compensatory damages, interest, fees and costs.

The Company asserts that the claims are without merit and that the employee resigned and was not terminated.

We are not currently a party to any other material pending legal proceeding or regulatory or government investigations. We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of the investigation by the ULC or OSHA, the claim filed in the United States District Court or other claims in the ordinary course of business would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

NOTE 14 SUBSEQUENT EVENTS

On July 1, 2016, the Company closed on the Securities Purchase Agreement dated June 29, 2016 (the “SPA”) with certain investors (Buyers”) pursuant to which the Company issued $75 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series H common stock purchase warrants (the “Warrants”). The Buyers purchased Notes and related Series H Warrants through payment of cash at a discount for the Notes and related Warrants. The Notes will not bear any ordinary interest. The Company received total gross proceeds of $68 million.

The Notes provide that the Company will repay the principal amount of Notes in 15 equal installments (each an “Installment Date”) beginning on the First Amortization Date, and thereafter the last business day of each calendar month through to the maturity date. The price at which the Company will convert the installment amounts is equal to the lowest of (i) the then prevailing conversion price, (ii) 80% of the arithmetic average of the lower of (i) the three lowest daily weighted average prices of the common stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (iii) the weighted average price of the common stock on the trading day immediately preceding the Installment Date, subject in all cases to a floor price of $1.00. Any holder of a Note may by notice to the Company accelerate up to four future installment payments to any applicable Installment Date, in which case the Company will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to the Company defer any installment payment to a later Installment Date. At any time after issuance the Notes will be convertible at the election of the holder into shares of common stock of the Company at an initial conversion price equal to $2.00.

At closing approximately $6 million of its applicable aggregate cash purchase price was be immediately available to Company and approximately $62 million of its applicable aggregate cash purchase price was transferred to an account of the Company established for each Buyer to be held and in accordance with and pursuant to the terms and conditions of an account control agreement between the Buyer and the bank (the “Restricted Cash”). $1.5 million was pre-funded by one Buyer on June 30, 2016. Subject to obtaining the Stockholder Approval and certain other equity conditions, the Restricted Cash will become unrestricted and released to the Company as follows: (i) $6 million on the fifth trading day after January 30, 2017 (such date, the “First Amortization Date”)), (ii) $8 million after the fifth trading day after the last business day of the calendar month following the First Amortization Date and (iii) $3,692,308 on the 75th trading day after the initial date the shares of common stock underlying the Notes are eligible to be resold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “144 Date”) and each 30th calendar day thereafter until all Restricted Cash has become unrestricted and released.

Under the SPA, the Company has agreed to call a meeting of its stockholders within 65 days of closing, solicit proxies at such meeting and use its reasonable best efforts to obtain the approval of its stockholders for purposes of complying with NASDAQ Listing Rule 5635(d) for the issuance of shares of common stock underlying the Notes without giving effect to the exchange cap in the Notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of the Notes and the issuance of shares of common stock under the Warrants without giving effect to the exercise floor price set forth in the Warrants (the “Stockholder Approval”). On August 10, 2016, the Company filed a preliminary proxy statement to obtain the approval of the stockholders.

In connection with the issuance of the Notes under the SPA, the Company also issued 56,250,000 Series H Warrants exercisable for shares of common stock. Each Series H Warrant will be exercisable by the holder beginning six months after the date of issuance and continuing for a period five years thereafter. Each Series H Warrant will be exercisable initially at a price equal to $2.08, subject to adjustments for certain dilutive events and subject to an exercise price floor equal to $1.70. The Series H Warrants are exercisable on a cashless basis in the event that there is no effective registration statement under the Securities Act covering the resale of the shares of Common Stock issuable upon exercise of the Series H Warrants.  In consideration of the Utah Autism Foundation and Spring Forth Investments LLC entering into subordination agreements with the Collateral Agent, the Company has agreed to issue to the entities warrants exercisable for 1,687,500 shares of common stock (the “Subordination Warrants”).  The Subordination Warrants have the same material terms and conditions as the Series H Warrants.

In July 2016, certain holders of the Company’s senior secured convertible notes issued on December 30, 2015 (the “2015 Notes”) submitted notices to accelerate previously deferred amortization payments under the 2015 Notes and convert the accelerated payments on the 2015 Notes into shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended (the “Conversions”).  In connection with the Conversions, the Company issued 7,937,302 shares of common stock upon the conversion of $3,694,814 principal amount of 2015 Notes at a conversion price of $0.47 per share.

In connection with the 2016 Convertible Note Offering on July 1, 2016, the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the Offering and the Conversions.  The exercise prices or conversion prices of the following securities were adjusted as follows:  The Class A and Class B Warrant exercise prices were adjusted from $1.90 per share of common stock to $1.34 per share of common stock. The Series B Warrants exercise price was adjusted from $16,718.72 per share of common stock to $4,069.98 per share of common stock. Certain common stock warrant exercise prices were adjusted from $1.90 per share of common stock to $1.34 per share of common stock. The Series D Warrants and Subordination Warrants exercise price was adjusted from $1.90 per share of common stock to $1.58 per share of common stock. The Series G Warrants exercise price was adjusted from $1.90 per share of common stock to $1.34 per share of common stock.  In addition, the consummation of the Offering is an issuance that triggers an adjustment to the conversion price of the 2015 Notes applicable to optional conversions by the holders of the Notes (conversion pursuant to amortization payments under the Notes are not adjusted pursuant to subsequent equity offerings as they are based on a discount to current market prices for the common stock).  Therefore, the conversion price of the Notes was adjusted from $1.90 per share of common to $1.58 per share of common stock.

In July 2016, 85,000 shares of common stock were issued pursuant to the exercise of 85,000 Series G Warrants for cash in the amount of $113,900 or $1.34 per share.

In July 2016, the Company entered into an Amendment to the Spring Forth Promissory Note with Spring Forth Investments, LLC (“Spring Forth”) to extend the maturity date of a $500,000 promissory note issued by the Company to Spring Forth in connection with a loan provided by Spring Forth to the Company.  The effective date of the Amendment is July 18, 2016 and extends the maturity date one year to July 18, 2017.

In August 2016, certain holders of the Company’s senior secured convertible notes issued on December 30, 2015 (the “2015 Notes”) submitted notices to accelerate previously deferred amortization payments under the 2015 Notes and convert the accelerated payments on the 2015 Notes into shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended (the “Conversions”).  In connection with the Conversions, the Company issued 25,999,156 shares of common stock upon the conversion of $10,150,070 principal amount of 2015 Notes at a conversion price of $0.39 per share.  In addition, $3.7 million was released from the restricted cash accounts for use by the Company.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist in understanding our results of operations and our financial condition. Our condensed financial statements and the accompanying notes included elsewhere in this Quarterly Report on Form 10-Q contains additional information that should be referred to when reviewing this material. Certain statements in this discussion may be forward-looking. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ from those expressed in this report.

Forward-Looking Statements

The statements contained in this quarterly report on Form 10-Q that are not historical facts represent management’s beliefs and assumptions based on currently available information and constitute “forward-looking statements” that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors,” and “Management Discussion and Analysis of Financial Condition and Result of Operations” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” in our annual report on Form 10-K, regarding, among other things:

•	our expectation that for the foreseeable future, substantially all of our revenue will be derived from sales of our C. diff and Group B Strep diagnostic tests;

•	our ability to expand our sales and marketing capabilities to increase demand for C. diff, Group B Strep and any other diagnostic tests we may develop and gain approval for;

•	our ability to develop additional revenue opportunities, including new diagnostic tests;

•	the timing of regulatory submissions;

•	our ability to maintain regulatory approval of our current diagnostic test and to obtain and maintain regulatory approval for any other diagnostic test we may develop;

•	approvals for clinical trials may be delayed or withheld by regulatory agencies;

•	pre-clinical and clinical studies may not be successful or confirm earlier results or may not meet expectations, regulatory requirements or performance thresholds for commercial success;

•	risks relating to the timing and costs of clinical trials and other expenses;

•	management and employee operations and execution risks;

•	loss of key personnel;

•	competition in the markets we serve;

•	our ability to manufacture our C. diff, Group B Strep and other diagnostic tests at sufficient volumes to meet customer needs;

•	our ability to reduce the cost to manufacture our C. diff, Group B Strep and other diagnostic tests;

•	risks related to market acceptance of diagnostic tests;

•	intellectual property risks;

•	assumptions regarding the size of the available market, benefits of our diagnostic tests, product pricing and timing of product launches;

•	our ability to fund our working capital requirements;

•	risks associated with the uncertainty of future financial results;

•	risks associated with raising additional capital when needed and at reasonable terms:

•	risks related to the Company’s outstanding convertible notes issued in December of 2015 (the “2015 Notes”) and in July of 2016 (the “2016 Notes”);

•	risks associated with our potential delisting from the NASDAQ Capital Market; and

•	risks associated with our reliance on third party suppliers and other organizations that provide goods and services to us.

These risks are not exhaustive. Other sections of this Form 10-Q, “Part II. Item 1A. – Risk Factors” and “Item 1A. – Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2015, as filed with the Commission on March 1, 2016, may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Form 10-Q or to conform these statements to actual results or to changes in our expectations.

You should read this Form 10-Q and the documents that we reference and have filed as exhibits with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Overview of Our Business

We are a molecular diagnostic testing company. We are focused on improving patient care through the development and commercialization of our patented, low-cost, molecular diagnostic platform for testing for infectious disease, especially hospital acquired infections. We believe our platform has the ability to transform molecular testing for infectious diseases at small to medium sized hospitals by providing an affordable solution that meets the rapidly evolving needs of patients and providers.

We believe there is a fast-growing market for molecular diagnostic systems being purchased by hospital microbiology labs to replace culture and other legacy testing formats. We believe our platform is well positioned to meet this need. Our platform provides results in 45 to 115 minutes depending on the test. Molecular testing generally reduces test time from days to hours, and provides more accurate results, which we believe leads to shortened hospital stays and improved patient outcomes, all of which leads to reduced cost for hospitals that implement molecular testing in their labs.

Our platform is an automated molecular diagnostic system, consisting of an analyzer and associated assay cartridge. Our platform utilizes a sample-to-result format, which means that once a patient specimen is received, it undergoes limited processing before it is placed in the analyzer where the assay is run without further technician intervention. This reduces assay complexity and eliminates the need for highly trained and expensive molecular technicians to run the tests. Our platform is designed to enable simple, rapid and cost-effective analysis of multiple pathogens from a single clinical sample, which will allow small to medium sized community hospitals that traditionally could not afford more expensive or complex molecular diagnostic testing platforms to modernize their laboratory testing and provide better patient care at an affordable cost.

In November 2012, we launched our first FDA-cleared test for C. diff, a bacteria that causes life-threatening gastrointestinal distress in hospital patients. We currently sell our diagnostic test cartridge in the United States through a direct sales force and we use distributors in the European Union and New Zealand. As of March 31, 2016, we had 243 customers worldwide (222 in the United States and 21 in the rest of the world), who use an aggregate of 514 of our analyzers. Our easy to use platform allows small to medium sized hospitals that we believe could not previously afford more expensive or complex molecular diagnostic systems to modernize their laboratory testing and provide better patient care at an affordable cost.

In addition to our C. diff assay, we have developed two additional tests, Group B Strep assay for which we received FDA clearance in April 2015 and launched commercially in June 2015 and Shiga toxin producing E. coli, or STEC, for which we received FDA clearance in March 2016 and launched commercially in August 2016.  We also received FDA clearance in March of 2016 for Staph ID/R. Additionally, we have five other assays in various stages of product development: (i) a pre-surgical nasal screen for Staphylococcus aureus, or SA, (ii) a food borne pathogen panel, (iii) a panel for candida blood infections (iv) a test for pertussis and, (v) a test for CT/NG.

Since inception, we have incurred net losses from operations each year and we expect to continue to incur losses for the foreseeable future. Our losses attributable to operations for the fiscal year ending December 31, 2015 and the six months ended June 30, 2016 were approximately $57.9 million and $53.9 million, respectively. As of June 30, 2016, we had an accumulated deficit of $175.8 million.

Our Strategy

Our goal is to become the leading provider of sample-to-result, multiplex and low-plex molecular diagnostic testing in infectious disease by leveraging the strengths of our affordable diagnostic testing platform. We intend to expand the use of our platform by targeting small to medium sized hospitals in the United States with fewer than 400 beds. We believe that our low-cost platform will be attractive to these hospitals in particular, which may not otherwise have sufficient resources to justify the purchase of a molecular diagnostic sample-to-result solution. To achieve this objective, we intend to do the following:

•
Leverage our Low-Cost Platform to Quickly Penetrate the Small and Medium Sized Hospital Market.    We provide our customers with our analyzer at no cost and sell them the disposable, single-use diagnostic cartridges. This allows us to avoid the long sales cycle inherent in selling capital equipment and expand into hospitals that previously could not afford to implement a molecular diagnostic platform.

•
Accelerate the Growth of our U.S. Customer Base.    We intend to expand our sales force to target small to medium hospitals in the United States. We anticipate that increasing our number of customers will drive sales of our diagnostic cartridges. We expect these sales will generate the majority of our revenue for the foreseeable future.

•
Expand our Menu of Molecular Diagnostic Assays.    We intend to expand our assay menu to include additional assays for our platform that we believe will satisfy growing medical needs and present attractive commercial opportunities. For example, in 2014 we completed the clinical trials and filed the 510(k) application for our second test for Group B Strep, and in April 2015 we received FDA clearance for our Group B Strep test. In March 2016 we also received clearance for Staph ID/R and for Shiga toxin producing E. coli. We also have a pipeline of assays in late stage product development, including pre-surgical screening, food-borne pathogens, candida, pertussis and CT/NG.

•
Reduce our Cost of Sales through Automation and Volume Purchasing.    We manufacture our proprietary diagnostic cartridges and analyzers at our manufacturing facility in Salt Lake City, Utah. We currently hand-build our diagnostic cartridges and purchase materials at higher per unit cost due to low purchase volumes. We believe that investment in automation of portions of the manufacturing and assembly process and volume purchase pricing will significantly improve our gross margins and enhance our ability to provide a low cost solution to customers.

Results of Operations

The following presents an overview of our results of operations for the three and six months ended June 30, 2016, compared to the three and six months ended June 30, 2015.

Three months ended June 30, 2016 compared to the three months ended June 30, 2015

Revenue

Revenue increased by $203,451, or 38.7% to $728,957 for the three months ended June 30, 2016 as compared to $525,506 for the three months ended June 30, 2015.  This increase was attributable to the number of customers in the U.S. increasing to 260 for the three months ended June 30, 2016 from 115 for the three months ended June 30, 2015.

Cost of Sales

Cost of sales increased $588,423, or 45.3%, in the three months ended June 30, 2016 to $1,888,371 as compared to $1,299,948 for the three months ended June 30, 2015. The increase is due mainly to a $256,724 increase in costs associated with manufacturing additional C. diff and Group B Strep assays to meet the increased demand for our product, $119,573 increase in depreciation on additional analyzers needed to support the increase in customers and an increase of $212,126 in all other overhead costs. The negative gross margin increased to 159.15% in the three months ended June 30, 2016 from 147.4% in the three months ended June 30, 2015 primarily due to the underutilization of capacity in our analyzer manufacturing group.

Research and Development

Research and development expenses increased by $1,555,193, or 81.8%, in the three months ended June 30, 2016 to $3,457,489 as compared to $1,902,296 for the three months ended June 30, 2015.  This increase was due to an increase of $813,337 for the supply of internal assays and research and development materials associated with the development of our new products, an increase in salaries and recruiting costs of $400,043 as the result of hiring new developers and scientists, an increase of $231,666 in outside development consultants and a $110,147 net increase in all other research and development expenses.

Selling and Marketing

Selling and marketing expenses increased $850,351 or 92.5%, in the three months ended June 30, 2016 to $1,770,050 as compared to $919,699 for the three months ended June 30, 2015. The increase was due to an increase of $630,347 in salaries and travel costs from an increase in sales and marketing personnel as well as increased commissions from the increase in new customers, an increase of $156,950 in marketing and promotional expenses and a $63,054 net increase in all other selling and marketing expenses.

General and Administrative

General and administrative expenses increased $1,213,843, or 95.1%, for the three months ended June 30, 2016 to $2,490,398 as compared to $1,276,555 for the three months ended June 30, 2015.  This increase was due to an increase in legal, accounting and consulting fees in the amount of $507,040, an increase in salaries in the amount of $355,992 due to increased accounting and human resource personnel, an increase in rents in the amount of $96,839, and a $253,972 net increase in all other general and administrative expenses.

Interest Expense

Interest expense increased $5,845,303, or 1,886.9% for the three months ended June 30, 2016 to $6,155,088 as compared to $309,785 for the three months ended June 30, 2015. The increase is due mainly to the convertible note discount amortization in the amount of $5,781,069 and an increase in all other interest expenses in the amount of $64,234 during 2016 as compared to 2015.

Net Gain on Exchange and Issuance of Warrants

The exchange and issuance of warrants during the three months ended June 30, 2016 resulted in a net gain of $3,374,752. During the three months ended June 30, 2016 we recognized a gain on the exchange of Series E Warrants in the amount of $4,141,773.  The gain was partially offset by a loss on the issuance of our Series G Warrants in the amount of $767,020.

Change in Fair Value of Derivative Liability

The change in the fair value of the derivative liability resulted in a loss in earnings for the three months ended June 30, 2016 of $8,620,051 as compared to a gain in earnings of $24,335,676 for the three months ended June 30, 2015.  This resulted in an increase in the loss recorded in earning by $32,955,727, or 135.4% for the three months ended June 30, 2016. During the three months ended June 30, 2016 we had an increase in the fair value of our Series D and Subordination Warrants in the amount of $28,798,172 which was partially offset by the reduction in the fair value of our embedded conversion feature on our convertible debt in the amount of $14,493,974, the reduction in the fair value of the Series E Warrants in the amount of $5,177,473 and other derivative securities in the amount of $506,676.

During the three months ended June 30, 2015 we had a decrease in the fair value of our Series C Warrants in the amount of $22,070,913 and a decrease in the fair value of all other derivative securities in the amount of $2,264,763.

Six months ended June 30, 2016 compared to the six months ended June 30, 2015

Revenue

Revenue increased by $476,143, or 48.4% to $1,460,379 for the six months ended June 30, 2016 as compared to $984,236 for the six months ended June 30, 2015.  This increase was attributable to the number of customers in the U.S. increasing to 260 for the six months ended June 30, 2016 from 115 for the six months ended June 30, 2015.

Cost of Sales

Cost of sales increased $1,483,575, or 65.5%, in the six months ended June 30, 2016 to $3,750,116 as compared to $2,266,541 for the six months ended June 30, 2015. The increase is due mainly to a $470,607 increase in costs associated with manufacturing additional C. diff and Group B Strep assays to meet the increased demand for our product, $228,806 increase in depreciation on additional analyzers needed to support the increase in customers and a $784,162 increase in all other overhead costs. The negative gross margin increased to 156.8% in the six months ended June 30, 2016 from 130.3% in the six months ended June 30, 2015 primarily due to the underutilization of capacity in our analyzer manufacturing group.

Research and Development

Research and development expenses increased by $2,349,618, or 69.0%, in the six months ended June 30, 2016 to $5,755,472 as compared to $3,405,854 for the six months ended June 30, 2015. This increase was due to an increase of $1,057,284 for the supply of internal assays and research and development materials associated with the development of our new products, an increase in salaries and recruiting costs of $651,979 as the result of hiring new developers and scientists, an increase of $389,052 in outside development consultants and a $251,303 net increase in all other research and development expenses.

Selling and Marketing

Selling and marketing expenses increased $1,523,011 or 88.2%, in the six months ended June 30, 2016 to $3,248,828 as compared to $1,725,817 for the six months ended June 30, 2015. The increase was due to an increase of $1,148,774 in salaries and travel costs from an increase in sales and marketing personnel as well as increased commissions from the increase in new customers, an increase of $246,338 in marketing and promotional expenses and a $127,899 net increase in all other selling and marketing expenses.

General and Administrative

General and administrative expenses increased $2,361,848, or 101.1%, for the six months ended June 30, 2016 to $4,699,055 as compared to $2,337,207 for the six months ended June 30, 2015.  This increase was due to an increase in legal, accounting and consulting fees in the amount of $829,683, an increase in salaries in the amount of $632,869 due to increased accounting and human resource personnel, an increase in corporate registration and property tax payments in the amount of $182,800, and a $716,496 net increase in all other general and administrative expenses.

Interest Expense

Interest expense increased $11,856,051, or 1,926.7% for the six months ended June 30, 2016 to $12,471,418 as compared to $615,367 for the six months ended June 30, 2015. The increase is due mainly to the convertible note discount amortization in the amount of $11,888,536 partially offset by a decrease in all other interest expense in the amount of $32,485 during 2016 as compared to 2015.

Net Gain on Exchange and Issuance of Warrants

The exchange and issuance of warrants during the six months ended June 30, 2016 resulted in a net gain of $3,374,752. During the six months ended June 30, 2016 we recognized a gain on the exchange of Series E Warrants in the amount of $4,141,773.  The gain was partially offset by a loss on the issuance of our Series G Warrants in the amount of $767,020.

Change in Fair Value of Derivative Liability

The loss in earnings resulting from the change in fair value of the derivative liability decreased by $13,819,159, or 32.47% for the six months ended June 30, 2016 to $28,839,314 as compared to $42,658,473 for the six months ended June 30, 2015. During the six months ended June 30, 2016 we had an increase in the fair value of our Series D Warrants and embedded conversion feature on convertible notes in the amount of $27,702,660 and an increase in the fair value of all other derivative securities in the amount of $1,136,654.

During the six months ended June 30, 2015 we were required to record a charge in the amount of $55,599,889 to record the derivative liability on the issuance date of our Series C warrants offered as part of the follow-on offering. This charge was partially offset by an amount of $12,941,416 due to the decrease in the fair value of Series A, Series B, Series C, Class A, Class B and certain other common warrants as a result of the decrease in the value of our common stock during the period.

Liquidity and Capital Resources

We have funded our operations to date primarily with net proceeds from our IPO, our follow-on public offerings, cash exercises of warrants, sales of our preferred stock, convertible notes, and revenues from operations. As of December 31, 2015 and June 30, 2016, we had approximately $4.8 million and $1.2 million, respectively, in cash.  In addition, we have $13.2 million in restricted cash that will be released throughout 2016 and 2017 as certain equity conditions are met. The cash will be used to finance the continued growth in product sales, to invest in further product development and to meet ongoing corporate needs.

In February 2016, we completed a follow-on public offering, whereby 39,200,000 units were sold at a price of $0.16 per unit for net proceeds of $5.0 million after deducting underwriting commissions and offering costs.  Each 35 units consists of one share of our common stock and 52.5 Series E Warrants to purchase shares of common stock.

In June 2016, we completed another follow-on public offering, whereby 3,160,000 units were sold at a price of $1.90 per unit for net proceeds of $5.3 million after deducting underwriting commissions and offering costs.  Each unit consists of one share of our common stock and one Series G Warrant to purchase shares of common stock.

We have limited liquidity and have not yet established a stabilized source of revenue sufficient to cover operating costs, based on our current estimated burn rate.  Accordingly, as discussed herein, our continuation as a going concern is dependent upon our ability to generate greater revenue through increased sales and/or our ability to raise additional funds through the capital markets.

Summary Statement of Cash Flows for the Six Months ended June 30, 2016 and 2015

The following table summarizes our cash flows for the periods indicated:

	June 30,
	2016	2015
Cash used in operating activities	$(15,430,053)	$(8,883,990)
Cash used in investing activities	(1,608,527)	(2,445,883)
Cash provided by financing activities	13,413,267	24,586,585
Net increase (decrease) in cash	$(3,625,313)	$13,256,712

Cash Flows from Operating Activities

Cash used in operating activities for the six months ended June 30, 2016 was $15,430,053. The net loss of $53,929,523 was offset by non-cash items of $11,888,536 for the convertible note debt discount amortization, $28,839,314 for the increase in the fair value of our derivative liability, $1,183,955 for the increase in depreciation and amortization and a $158,604 increase in all other non-cash items partially offset by a $3,374,752 non-cash net gain on the exchange and issuance of warrants. The change in operating assets and liabilities further used cash by another $196,187 due to a $999,374 increase in prepaid and other assets as we ordered material for our analyzer manufacturing, a $172,812 decrease in accounts payable, a $37,079 increase in accounts receivable partially offset by a $996,833 increase in accrued liabilities and a $13,245 decrease in inventory.

Cash used in operating activities for the six months ended June 30, 2015 was $8,883,990. The net loss of $52,012,941 was partially offset by non-cash items of $42,658,473 for the increase in the change in fair value of derivative liability, $704,604 for the increase in depreciation and amortization and a $87,440 net increase in all other non-cash items. The change in operating assets and liabilities offset the net loss by another $321,566 due to a $397,364 increase in inventory, a $172,762 decrease in accounts payable and a $76,544 increase in accounts receivable, partially offset by a $322,100 increase in accrued liabilities and $3,004 increase in prepaids and other assets.

Cash Flows from Investing Activities

Cash used in investing activities was $1,608,527 for the six months ended June 30, 2016 and was related to the costs associated with the construction of analyzers and other equipment in the amount of $992,641 and the acquisition of capital equipment in the amount of $615,886.

Cash used in investing activities was $2,445,883 for the six months ended June 30, 2015 and was related to the costs associated with the construction of analyzers and other equipment in the amount of $1,972,835 and the acquisition of capital equipment in the amount of $473,048.

Cash Flows from Financing Activities

Cash provided by financing activities for the six months ended June 30, 2016 of $13,413,267 was primarily from the net proceeds in the amount of $11,009,728 from the sale of units in our follow-on offerings, the release of $2,000,000 in funds from our restricted cash accounts and $1,335,950 in proceeds from the exercise of underwriter purchase options.  These were partially offset by $314,879 for the cash settlement of the exercise of Series C Warrants and $617,532 in payments made on capital leases and notes payable.

Cash provided by financing activities for the six months ended June 30, 2015 of $24,586,585 was from the proceeds in the amount of $21,872,793 from the sale of units in our follow-on offering in March 2015, $3,142,964 in proceeds from the exercise of warrants and proceeds of $250,000 from related party notes payable, partially offset by $429,172 in payments made on capital leases and notes payable and $250,000 in payments on related party notes payable.

Satisfaction of our cash obligations for the next 12 months and our ability to continue as a going concern

Our condensed unaudited financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. We have a cash balance of $1.2 million as of June 30, 2016, and we have incurred substantial losses from operations and negative operating cash flows which raise substantial doubt about our ability to continue as a going concern.  We sustained a net loss for the six months ended June 30, 2016 of $53.9 million and a net loss for the year ended December 31, 2015 of $57.9 million. We have an accumulated deficit of $175.8 million as of June 30, 2016. During the six months ended June 30, 2016, cash used for operations was $15.4 million. Whether and when we can attain profitability and positive cash flows from operations is uncertain.

We intend to continue to develop our products and expand our customer base, but we do not have sufficient realized revenues or operating cash flows in order to finance these activities internally.  As a result, we have obtained and intend to continue to obtain financing in order to fund our working capital and development needs. In February 2016 we obtained financing by completing a follow-on offering for net proceeds of $5.0 million. In May 2016, $2.0 million was released for use from our restricted cash account.  In June 2016 we obtained additional financing by completing another follow-on offering for net proceeds of $5.3 million. However, in order to continue operations, we will need to obtain additional financing and the release of funds currently restricted under our convertible notes. The funds currently restricted under our 2015 Notes will allow us to continue operations through November 2016, assuming release upon satisfaction or waiver of the necessary equity conditions under the 2015 Notes. We anticipate that we will require additional financing in the fall of 2016 to bridge the gap between the funds released under the 2015 Notes until the funds to be released from restricted cash accounts under the terms of the 2016 Notes.

We have been able to meet our short-term needs through private placements of convertible preferred securities, an initial public offering (“IPO”), follow-on public offerings, convertible debt and the sale and leaseback of analyzers used to report test results. We will continue to seek funding through the issuance of additional equity securities, debt financing, the sale and leaseback of analyzers, or a combination of these items. Any proceeds received from these items could provide the needed funds for continued operations and development programs. We can provide no assurance that we will be able to obtain sufficient additional financing that we need to alleviate doubt about our ability to continue as a going concern. If we are able to obtain sufficient additional financing proceeds, we cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to obtain additional financings, the impact on our operations will be material and adverse.

Critical Accounting Policies

The preparation of the financial statements requires us to make assumptions, estimates and judgments that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Certain of our more critical accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. On an ongoing basis, we evaluate our judgments, including those related to inventories, receivables, recoverability of long-lived assets and the fair value of our preferred and common stock and related instruments. We use historical experience and other assumptions as the basis for our judgments and making these estimates. Because future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Any changes in those estimates will be reflected in our financial statements as they occur. While our significant accounting policies are more fully described in the footnotes to our financial statements included elsewhere in this Form 10-Q, we believe that the following accounting policies and estimates are most critical to a full understanding and evaluation of our reported financial results. The critical accounting policies addressed below reflect our most significant judgments and estimates used in the preparation of our financial statements.

As an emerging growth company, we have elected to opt-in to the extended transition period for new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Revenue Recognition

We derive our revenue from the sale of single use assays sold through our dedicated sales force in the United States, and through a network of distributors in the European Union and New Zealand. Revenue is recognized when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products has occurred; (3) the selling price of the product is fixed or determinable; and (4) collectability of that price is reasonably assured. Change in title to the product and recognition of revenue from sales of assays occurs at the time of shipment.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generated from the sale of assays to end users in the United States and to a network of distributors outside the United States. These accounts receivable are recorded at the invoiced amount, net of allowances for doubtful amounts. We routinely review outstanding accounts receivable balances for estimated uncollectible accounts and establish or adjust the allowances for doubtful accounts receivable using the specific identification method and record a reserve for amounts not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. We do not have customer acceptance provisions, but we provide our customers a limited right of return for defective assays.

Inventories

Inventories are stated at the lower of cost or market with cost determined according to the average cost method. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. We review the components of our inventory on a regular basis for excess and obsolete inventory and make appropriate adjustments when necessary. We have made adjustments to, and it is reasonably possible that we may be required to make further adjustments to, the carrying value of inventory in future periods.

Long-Lived Assets

Long-lived tangible assets, including property and equipment, and definite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. We regularly evaluate whether events or circumstances have occurred that indicate possible impairment and rely on a number of factors, including expected future operating results, business plans, economic projections, and anticipated future cash flows. We use an estimate of the future undiscounted net cash flows and comparisons to like-kind assets, as appropriate, of the related asset over the remaining life in measuring whether the assets are recoverable. Measurement of the amount of impairment, if any, is based upon the difference between the asset’s carrying value and estimated fair value. Fair value is determined through various valuation techniques, including cost-based, market and income approaches as considered necessary. We amortize intangible assets on a straight-line basis over their estimated useful lives.

Our long-lived assets include our analyzers used by hospitals in the United States to run the assays they buy from us. There are no contractual terms with respect to the usage of our analyzers by our customers. Hospitals are under no contractual commitment to use our analyzers. We maintain ownership of these analyzers and, when requested, we can remove the analyzers from the customer’s site. We do not currently charge for the use of our analyzers and there are no minimum purchase commitments of our assays. As our analyzer is used numerous times over several years, often by many different customers, analyzers are capitalized as property and equipment once they have been placed in service. Once placed in service, analyzers are carried at cost, less accumulated depreciation. Depreciation is computed using the straight-line method based on average estimated useful lives. The estimated useful life of our analyzers is determined based on a variety of factors including in reference to associated product life cycles, and average 5 years. As analyzers are integral to the performance of our diagnostic tests, depreciation of analyzers is recognized as a cost of sales.

Analyzers used outside the United States are sold to the customer and the sale is accounted for as a sale of fixed assets. Since inception, the Company has not focused nor placed significant emphasis on developing international markets for the Company’s product. The Company has never had an international sales force and has never manufactured analyzers specifically for international markets. Over the past two years on occasion, small, international sales opportunities have come along through international distributors. The analyzers that were sold to them were part of the fixed asset pool of analyzers the Company has, and many of these specific analyzers had been previously placed at customer locations within the United States. Sale of the fixed asset analyzers in these limited international opportunities have not been based on established product price listings as no such listing exists or has been publicly marketed to customers; instead, the final sales price has been a negotiated amount based on the sale of a functioning fixed asset analyzer, whether or not that analyzer was previously used at another customer site. Similar to other fixed asset sales, there were no stated or implied warranties or other continuing service requirements made with the sale of these assets. For these limited situations, management has elected to sell the fixed asset analyzers as opposed to placing them with international customers (thereby not retaining title over the analyzers) as it would be impractical for us to retain ownership due to, among other reasons, the Company lacking the necessary personnel needed to service international customers, the need to comply with the additional laws and regulations of countries outside the United States to which the Company is not currently subject, and the added costs to recover, reconfigure, ship and redeploy fixed asset analyzers that have been used internationally. For the six months ended June 30, 2016 there were no analyzers sold to international distributors.

Derivative Instruments

The Company accounts for derivative instruments under the provisions of ASC 815 Derivatives and Hedging. ASC 815 requires the Company to record derivative instruments at their fair value. Changes in the fair value of derivatives are recognized in earnings. As a result of certain terms, conditions and features included in certain common stock purchase warrants granted by the Company, those warrants are required to be accounted for as derivatives at estimated fair value, with changes in fair value recognized in earnings.

Income Taxes

We are required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which we conduct business. In making these estimates, we adjust our results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities resulting from these differences are reflected on our balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. We also establish a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to our results in future periods. The outcome of events could differ over time which would require that we make changes in our valuation allowance.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. We examined the tax positions taken in tax returns and determined that there are no uncertain tax positions. As a result, we recorded no uncertain tax liabilities in our balance sheet.

Stock Based Compensation

We measure and recognize compensation expense for stock options granted to our employees and directors, based on the estimated fair value of the award on the grant date. Historically, for all periods prior to our IPO, the fair values of the shares of common stock underlying our stock-based awards were estimated on each grant date by our board of directors. In order to determine the fair value of our common stock underlying option grants, our board of directors considered, among other things, contemporaneous valuations of our common stock prepared by an unrelated third-party valuation firm in accordance with the guidance provided by the Statements of Standards for Valuation Services No. 1 of the American Institute of Certified Public Accountants. Since our IPO, our board of directors determines the fair value of each share of underlying common stock based on the closing price of our common stock as reported by the NASDAQ Capital Market on the date of grant.

We use the Black-Scholes valuation model to estimate the fair value of stock option awards. The fair value is recognized as expense, net of estimated forfeitures, over the requisite service period, which is generally the vesting period of the respective award on a straight-line basis.

Jumpstart Our Business Startups Act of 2012

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act, provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Presently, we are an emerging growth company as defined in Section 2(a) of the Securities Act. We are electing to delay such adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of this election, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an emerging growth company.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an emerging growth company, we intend to rely on certain of these exemptions, including without limitation relating to, (1) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 and (2) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We may be able to remain an “emerging growth company” until the earliest of (a) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more, (b) the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO, (c) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, we have elected not to provide the disclosures required by this item.

ITEM 4. CONTROLS AND PROCEDURES

Internal Control Over Financial Reporting

(a)	Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2016 pursuant to Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

Based on this evaluation of our disclosure controls and procedures as of June 30, 2016, the CEO and CFO concluded that, as a result of material weaknesses in our internal control over financial reporting as disclosed in our annual report on Form 10-K for the year ended December 31, 2015, our disclosure controls and procedures were not effective as of June 30, 2016.

Material Weakness

As stated in our Form 10-K for the year ended December 31, 2015, we identified material weaknesses in our system of internal control over financial reporting relating to processes and controls over properly identifying and accounting for transactions of a complex or non-routine nature. Management also identified certain design deficiencies relating to segregation of duties, review and approval, and verification procedures, primarily resulting from the limited number of our accounting staff available to perform such procedures. Additionally, management identified certain design deficiencies to access over information systems.

We continue to take steps to remediate the underlying causes of the material weaknesses. As of June 30, 2016, we are in process of implementing and improving our controls and processes. We are in the process of hiring additional accounting and IT personnel to help improve our segregation of duties. In January 2016, we engaged a third-party consultant to assist us in making further improvements to our existing internal controls over financial reporting and we are in the process of formalizing, documenting and implementing written policies and procedures for the review of our various financial reporting processes. We also continue to engage third-party consultants to provide support and to assist us with our evaluation of complex technical accounting matters. We believe these additional resources will enable us to broaden the scope and quality of our controls relating to the oversight and review of financial statements and our application of relevant accounting policies. Furthermore, we continue to implement and improve systems to automate certain financial reporting processes and to improve information accuracy. However, these remediation efforts are still in process and have not yet been completed. Because of this material weakness, there is heightened risk that a material misstatement of our annual or quarterly financial statements will not be prevented or detected.

(b)	Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting during the six months ended June 30, 2016 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting, other than those described above.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

On April 5, 2016 and May 31, 2016, Great Basin Scientific, Inc., received notices from the Utah Labor Commission, Occupational Safety and Health Division (ULC) and/or the Occupational Safety and Health Administration (OSHA) that former employee Christina Steele filed a claim alleging retaliation in violation of the Utah Occupational Safety and Health Act as well as the Corporate and Criminal Fraud Accountability Act of 2002, the Sarbanes-Oxley Act and the Occupational Safety and Health Act, among other claims relating to her employment.  Ms. Steele alleges that Great Basin retaliated against her by terminating her employment after she allegedly acted as a whistleblower by allegedly raising concerns with management.  Ms. Steele seeks lost wages, future wages, consequential losses, emotional distress damages, interest, fees and costs.

On June 15, 2016, Ms. Steele also filed a complaint against Great Basin Scientific, Inc. in the United States District Court for the District of Utah alleging retaliation in violation of the False Claims Act based on similar alleged facts. Ms. Steele seeks back pay, special damages, consequential damages, compensatory damages, interest, fees and costs.

The Company asserts that the claims are without merit and that the employee resigned and was not terminated.

We are not currently a party to any other material pending legal proceeding or regulatory or government investigations. We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of the investigation by the ULC or OSHA, the claim filed in the United States District Court or other claims in the ordinary course of business would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

ITEM 1A. RISK FACTORS

Except as set forth below, there have not been any material changes to our risk factors as set forth under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Commission on March 1, 2016.

We have received a delisting notice from The NASDAQ Stock Market. Our common stock may be involuntarily delisted from trading on The NASDAQ Capital Market if we do not meet The NASDAQ Listing Qualifications Panel’s requirements for continued listing. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

The quantitative listing standards of The NASDAQ Stock Market, or NASDAQ, require, among other things, that listed companies maintain a minimum value of listed securities of $35 million. We failed to satisfy this threshold for 30 consecutive trading days and on October 14, 2015, we received a letter from NASDAQ indicating our deficiencies which we failed to rectify during our initial grace period of 180 calendar days (April 11, 2016).

On April 13, 2016, we received a staff determination letter from the NASDAQ Stock Market indicating that we had not regained compliance with NASDAQ listing requirements regarding having a minimum value of listed securities of $35 million by April 11, 2016 and that our shares of common stock were subject to delisting unless we requested a hearing with the NASDAQ Listing Qualifications Panel. On April 20, 2016, we requested a hearing with the NASDAQ Listing Qualifications Panel.  On June 23, 2016, the NASDAQ Listing Qualifications Panel issued a determination granting our request for the continued listing of our common stock on The NASDAQ Capital Market. . The Company's continued listing on NASDAQ is subject to, among other things, the Company evidencing compliance with its plan to meet the minimum $35 million market value of listed securities requirement by October 10, 2016. In order to satisfy the market value of listed securities requirement, the Company must evidence a market capitalization of at least $35 million for a minimum of 10 consecutive business days on or before October 10, 2016.

A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may make it difficult for our stockholders to sell any securities if they desire or need to sell them.

As part of the convertible note financing for the 2015 Notes and 2016 Notes, we are required to repay the principal on the convertible notes in installments in cash or shares of common stock and we are required to issue shares upon the exercise of the Series D warrants and Series H warrants. The issuance of shares of our common stock pursuant to the 2015 Notes and related Series D warrants and 2016 Notes and related Series H warrants will result in significant dilution to our stockholders.

Our stockholders may experience significant dilution as a result of shares of our common stock issued pursuant to the 2015 Notes and related Series D warrants and 2016 Notes and related Series H warrants. Under the 2015 Notes and related Series D warrants and 2016 Notes and related Series H warrants, we are required to have reserved or have designated for future issuance a number of shares of common stock necessary to effect the conversion of such convertible notes and the exercise of the Series D warrants and Series H warrants, subject to potential future anti-dilution adjustments. Currently, that reservation amount is 189,000,000 shares of common stock.

The price at which the Company will convert the 2015 Notes installment amounts into common stock is equal to the lowest of (i) the then prevailing conversion price, (ii) initially 80% of the arithmetic average and (ii) after nine months from closing, 85% of the arithmetic average, in each case of the lower of (i) the three lowest daily weighted average prices of the common stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the installment date and (iii) the weighted average price of the common stock on the trading day immediately preceding the installment date, subject in all cases to a floor price of $0.20.

The price at which the Company will convert the 2016 Notes installment amounts is equal to the lowest of (i) the then prevailing conversion price, (ii) 80% of the arithmetic average of the lower of (i) the three lowest daily weighted average prices of the common stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the installment date and (iii) the weighted average price of the common stock on the trading day immediately preceding the installment date, subject in all cases to a floor price of $1.00

In relation to the 2015 Notes, through August 2, 2016, we have issued 15,222,187 shares of common stock upon conversion of $6,538,833 in principal amount of 2015 Notes. For conversions at the election of the holder that are not subject to a floor price, and at the current conversion rate of $1.58 for such conversions, the remaining approximately $15.56 million in principal amount of 2015 Notes would be convertible into 9,848,101 shares of our common stock. For conversions in relation to the 2015 Notes amortization payments on the convertible notes, if all amortization payments are made at the conversion floor price of $0.20 per share, then we could potentially issue up to a maximum of approximately 77,800,000 shares of our common stock for the remaining balance of approximately $15.56 million in principal amount of 2015 Notes.

For conversions at the election of the holder that are not subject to a floor price, and at the current conversion rate of $2.00 for such conversions, the $75 million in principal amount of 2016 Notes would be convertible into 37,500,000 shares of our common stock. For conversions in relation to the 2016 Notes amortization payments on the convertible notes, if all amortization payments are made at the conversion floor price of $1.00 per share, then we could potentially issue up to a maximum of approximately 75,000,000 shares of our common stock.

Further, we issued Series D warrants issuable to acquire 16.6% of our issued and outstanding shares of common stock on a fully-diluted basis, which are subject to a one time reset on December 31, 2016 to 16.6% of our fully diluted shares of common stock on that date. As of August 2, 2016, the Series D warrants were exercisable to acquire 100,090 shares of common stock at an exercise price of $1.58, subject to adjustment for subsequent issuances.

Further, we issued Series H warrants issuable to acquire 56,250,000 shares of common stock at an initial exercise price of $2.08, subject to adjustment for certain subsequent issuances.

Although we have the option to settle the principal payments on the convertible notes in cash and certain conversion and exercise restrictions are placed upon the holders of the convertible notes and Series D warrants and Series H Warrants, the issuance of material amounts of common stock by us would cause our stockholders to experience significant dilution in their investment in our Company.

The convertible notes have anti-dilution provisions triggered by the issuance of shares of common stock and securities exercisable for shares of our common stock at prices below the then current conversion price for the convertible notes, pursuant to which the conversion price of the convertible notes will be adjusted downward and could make it more likely that such convertible notes are converted by the holders diluting our current stockholders and requiring that we reserve more shares for issuance under the convertible notes, which could create an authorized share failure under the terms of the convertible notes.

The conversion price of the 2015 Notes, currently $1.58, and the conversion price of our 2016 Notes, currently $2.00, is subject to reduction upon us issuing shares of our common stock or securities exercisable or convertible for shares of our common stock at a per share price below the then current conversion price. In such case, the conversion price is reduced to be equal to the lowest per share price in the triggering issuance.

Further, we are required pursuant to the terms of the securities purchase agreement pursuant to which we issued the convertible notes and under the terms of the convertible notes to maintain shares of common stock as an initial reserve amount for issuance of shares upon conversion of the convertible notes and exercise of the related Series D warrants and Series H warrants.

Our obligations to the holders of our 2015 Notes and 2016 Notes are secured by a security interest in substantially all of our assets, so if we default on those obligations, the convertible note holders could foreclose on our assets.

Our obligations under the 2015 Notes and 2016 Notes and the transaction documents relating to those convertible notes are secured by a security interest in substantially all of our assets. As a result, if we default under our obligations under the convertible notes or the transaction documents, the holders of the convertible notes, acting through their appointed agent, could foreclose on their security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations and could require us to reduce or cease operations.

The holders of the 2015 Notes and 2016 Notes have certain additional rights upon an event of default under such convertible notes which could harm our business, financial condition and results of operations and could require us to reduce or cease or operations.

Under the 2015 Notes and 2016 Notes, the holders have certain rights upon an event of default. Such rights include (i) the remaining principal amount of the convertible notes bearing interest at a rate of 10% per annum, (ii) during the event of default the conversion price being adjusted to the lowest of (a) the conversion price then in effect, (b) 75% of the lowest weighted average price of the common stock during the 30 consecutive trading day period ending on the trading day immediately preceding the date of the event of default conversion and (c) 75% of the weighted average price of the common stock on the date of the applicable event of default conversion, and (iii) the holder having the right to demand redemption of all or a portion of the convertible notes, as described below. At any time after certain notice requirements for an event of default are triggered, a holder of convertible notes may require us to redeem all or any portion of the convertible note by delivering written notice. Each portion of the convertible note subject to redemption would be redeemed by us in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of common stock during the period beginning on the date immediately preceding such event of default and ending on the date the holder delivers the redemption notice, by (II) the lowest conversion price in effect during such period. We may not have sufficient funds to settle the redemption price and, as described above, this could trigger rights under the security interest granted to the holders and result in the foreclosure of their security interests and liquidation of some or all of our assets.

The exercise of any of these rights upon an event of default could substantially harm our financial condition and force us to reduce or cease operations.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Unregistered Sales of Equity Securities

All unregistered sales of equity securities during the three months ended June 30, 2016 were previously reported on a Current Report on Form 8-K.

Use of Proceeds

Use of Proceeds from Initial Public Offering

On October 8, 2014, the SEC declared effective our IPO registration statement on Form S-1 (File No. 333-197954) related to 1,150,000 shares of common stock and 1,150,000 Series A Warrants, which were sold in combinations of one share of common stock and one Series A Warrant at a public offering price of $7.00 per unit; however, as a result of the offering of units by the Company on February 25, 2015, the Series A Warrants were exercisable at an exercise price of $2.20 per share. Each Series A Warrant is exercisable for one share of common stock and one Series B Warrant. In addition, the managing underwriter, Dawson James Securities, Inc. exercised its option to purchase 172,500 Series A Warrants. The IPO commenced on October 8, 2014 and has not yet terminated in relation to the Series B Warrants covered under the IPO registration statement. As of October 15, 2015, the date the Series A Warrants expired, 1,074,082 Series A Warrants had been exercised, none of which were exercised on a cashless basis. The remaining 248,418 Series A Warrants outstanding expired without being exercised. No Series B Warrants have been exercised to date. We may receive additional proceeds if any of the Series B Warrants are exercised in the future.

The aggregate sale price for securities sold at the initial closing of the IPO is $8,050,000. The aggregate net proceeds received by the Company from the IPO was approximately $6.4 million after deducting total expenses of approximately $1,650,000, including approximately $644,000 in underwriting discounts and commissions and approximately $1,006,000 in other expenses payable by the Company. Since the initial closing of the IPO the Company has received $2.4 million in additional net proceeds from the exercise of Series A Warrants, for total net proceeds from the offering in the amount of $8.8 million.

None of the underwriting discounts and commissions or offering expenses were paid, directly or indirectly, to any of our directors or officers or their associates or to persons owning 10% or more of our common stock or to any of our affiliates.

As of June 30, 2016, all of the $8.8 million of total net proceeds from our IPO has been used. We had broad discretion in the use of the net proceeds from our IPO. The table below shows a comparison of the use of proceeds as disclosed in our IPO Prospectus with the actual usage of these net proceeds (in millions):

	Disclosed
	use of
	proceeds	Actual	Difference
	in our IPO	use of	over
	prospectus	proceeds	(under)
Research and development expenses	$1.4	$1.2	$(0.2)
Sales and marketing expenses	1.4	0.9	(0.5)
Manufacture analyzers for customers	1.1	1.2	0.1
Automate manufacturing facility and increase capacity	0.2	0.5	0.3
General corporate purposes	4.7	5.0	0.3

Total net proceeds	$8.8	$8.8	$—

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

The list of exhibits in the Exhibit Index to this quarterly report is incorporated herein by reference.

Exhibit No.	Description

3.1	Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. as amended through March 30, 2016 (10)

3.3	Amended and Restated Bylaws of Great Basin Scientific, Inc. (2)

3.4	Form of Certificate of Designation of Series E Convertible Preferred Stock. (5)

3.5	Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, as filed with the Delaware Secretary of State on June 23, 2015. (6)

4.1	Specimen certificate evidencing shares of common stock. (2)

4.2	Amended and Restated Voting Agreement dated as of July 30, 2014. (1)

4.3	Third Amended and Restated Investor Rights Agreement dated as of April 21, 2014. (1)

4.4	Form of Second Amended and Restated Series C Warrant. (7)

4.5	Form of Warrant to Purchase common stock. (4)

4.6	Form of Warrant to Purchase common stock or Preferred Stock. (4)

4.7	Form of Warrant to Purchase common stock. (4)

4.8	Form of Series A Warrant. (3)

4.9	Form of Series B Warrant. (3)

4.10	Amended and Restated Form of Series C Warrant (amended and restated as of June 23, 2015). (6)

4.11	Form of Unit Purchase Option issued in connection with the Registrant’s follow-on offering. (5)

4.12	Form of Representative’s Warrant issued in connection with the Registrant’s initial public offering. (3)

4.13	Form of Senior Secured Convertible Note, filed as Exhibit A to the 2015 Securities Purchase Agreement (8)

4.14	Form of Series D Warrant, filed as Exhibit B to the 2015 Securities Purchase Agreement (8)

4.15	Form of Series E Warrant (11)

4.16	Form of Subscription Agreement February 2016 (11)

4.17	Form of Series G Warrant (12)

4.18	Form of Subscription Agreement June 2016 (12)

4.19	Form of Senior Secured Convertible Note, filed as Exhibit A to the 2016 Securities Purchase Agreement (13)

4.20	Form of Series H Warrant, filed as Exhibit B to the 2016 Securities Purchase Agreement (13)

10.1	Form of Warrant Exchange Agreement (14)

10.2	Form of Third Amendment to the Registration Rights Agreement (15)

10.3	Form of Waiver Agreement with 2015 Noteholders (16)

10.4	Securities Purchase Agreement dated June 29, 2016 (13)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit No.	Description
101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	BRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

@	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a grant of confidential treatment from the SEC.
(1)	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197954) filed with the SEC on August 20, 2014, and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197954) filed with the SEC on September 8, 2014, and incorporated herein by reference.
(3)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197954) filed with the SEC on September 23, 2014, and incorporated herein by reference.
(4)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197954) filed with the SEC on September 24, 2014, and incorporated herein by reference.
(5)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-201596) filed with the SEC on February 24, 2015, and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-3662) filed with the SEC on June 23, 2015, and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on December 7, 2015 and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on December 28, 2015 and incorporated herein by reference
(10)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36662) filed with the SEC on May 12, 2016 and incorporated herein by reference
(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on February 19, 2016 and incorporated herein by reference.
(12)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on May 26, 2016 and incorporated herein by reference.
(13)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on June 29, 2016 and incorporated herein by reference.
(14)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on April 4, 2016 and incorporated herein by reference.
(15)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on May 12, 2016 and incorporated herein by reference.
(16)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on May 24, 2016 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Dated: August 11, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President, Chief Executive Officer, and Director (Principal Executive Officer)

Dated: August 11, 2016	By:	/s/ Jeffrey A. Rona
Jeffrey A. Rona
Chief Financial Officer (Principal Financial and Accounting Officer)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On August 10 through August 12, certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of August 31, 2016.  In connection with the pre-installments, the Company issued 2,000,000 shares of common stock upon the conversion of $780,800 principal amount of 2015 Notes at a conversion price of $0.39. In addition, $0.8 million was released from the restricted cash accounts for use by the Company.

As of August 12, 2016 a total principal amount of $14,625,684 of the 2015 Notes has been converted into shares of common stock and $7,474,316 principal remains to be converted. A total of $4.5 million has been released from the restricted cash accounts and $7.3 million remains in the restricted accounts.

The Company previously filed an 8-K on August 9, 2016 and reported 41,124,301 shares outstanding, therefore as of August 12, 2016 there are 43,124,301 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: August 12, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2016, the Company entered into two waivers with Noteholders related to the filing of the S-1 on August 15, 2016.

2015 Note Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on December 29, 2015, on December 28, 2015, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2015 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the December SPA (the “ 2015 Note Buyers”) of $22.1 million aggregate principal amount of senior secured convertible notes (the “2015 Notes”) and related Series D common stock purchase warrants (the “Series D Warrants”) exercisable to acquire 3,503,116 shares of common stock.

On August 17, 2016, the Company and certain 2015 Note Buyers holding enough of the 2015 Notes and Series D Warrants to constitute the required holders under Section 9(e) of the 2015 SPA and Section 19 of the 2015 Notes entered into waiver agreements to waive (i) the breach by the Company of Section 4(n)(ii) of the 2015 SPA solely with respect to (x) the Company’s filing of the Registration Statement on Form S-1 (No. 333-213144 ) related to an offering of Units, (y) the Company’s filing of amendments to the Registration Statement on Form S-1 (No. 333-213144) to complete the offering of Units and (z) the Company’s consummation of the offering of Units pursuant to the Registration Statement on Form S-1 (No. 333-213144) no later than September 30, 2016 and (ii) the event of default arising under Section 4(a)(x) of the 2015 Notes due to the Company’s failure to comply with Section 4(n)(ii) of the 2015 SPA as described in the immediately preceding clause (i) above.

The foregoing is a summary description of the material terms of the 2015 Note Waiver Agreement with respect to the 2015 Notes and is qualified in its entirety by the form of the 2015 Note Waiver Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

2016 Note Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, the Company into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “ 2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants (the “Series H Warrants”) exercisable to acquire 56,250,000 shares of common stock.

On August 17, 2016, the Company and certain 2016 Note Buyers holding enough of the 2016 Notes and Series H Warrants to constitute the required holders under Section 9(e) of the 2016 SPA and Section 19 of the 2016 Notes entered into waiver agreements to waive (i) the breach by the Company of Section 4(n)(ii) of the SPA solely with respect to (x) the Company’s filing of the Registration Statement on Form S-1 (No. 333-213144 ) related to an offering of Units, (y) the Company’s filing of amendments to the Registration Statement on Form S-1 (No. 333-213144) to complete the offering of Units and (z) the Company’s consummation of the offering of Units pursuant to the Registration Statement on Form S-1 (No. 333-213144) no later than September 30, 2016 and (ii) the event of default arising under Section 4(a)(x) of the 2016 Notes due to the Company’s failure to comply with Section 4(n)(ii) of the 2016 SPA as described in the immediately preceding clause (i) above.

The foregoing is a summary description of the material terms of the 2016 Note Waiver Agreement with respect to the 2016 Notes and is qualified in its entirety by the form of the 2016 Note Waiver Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Waiver Agreement for the 2015 Notes
10.2	Form of Waiver Agreement for the 2016 Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: August 17, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Form of Waiver Agreement for the 2015 Notes

10.2	Form of Waiver Agreement for the 2016 Notes

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On August 16 and August 17, certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of August 31, 2016.  In connection with the pre-installments, the Company issued 3,000,685 shares of common stock upon the conversion of $1,171,468 principal amount of 2015 Notes at a conversion price of $0.39. In addition, $236,527 was released from the restricted cash accounts for use by the Company.

As of August 19, 2016 a total principal amount of $15,797,152 of the 2015 Notes has been converted into shares of common stock and $6,302,848 principal remains to be converted. A total of $4.7 million has been released from the restricted cash accounts and $7.1 million remains in the restricted accounts.

The Company previously filed an 8-K on August 12, 2016 and reported 43,124,301 shares outstanding, therefore as of August 19, 2016 there are 46,124,986 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: August 19, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 23 through August 26, certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of August 31, 2016.  In connection with the pre-installments, the Company issued 1,800,000 shares of common stock upon the conversion of $702,720 principal amount of 2015 Notes at a conversion price of $0.39. No funds from the restricted cash accounts were released for use by the Company.

As of August 26, 2016 a total principal amount of $16,499,872 of the 2015 Notes has been converted into shares of common stock and $5,600,128 principal remains to be converted, subject to deferrals. A total of $4.7 million has been released from the restricted cash accounts and $7.1 million remains in the restricted accounts.

The Company previously filed an 8-K on August 19, 2016 and reported 46,124,986 shares outstanding, therefore as of August 26, 2016 there are 47,924,986 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: August 26, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 29 through August 30, certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of August 31, 2016.  In connection with the pre-installments, the Company issued 800,000 shares of common stock upon the conversion of $312,320 principal amount of 2015 Notes at a conversion price of $0.39. No funds from the restricted cash accounts were released for use by the Company.

On August 31 in accordance with the terms of the 2015 Notes certain holders of the Notes elected to defer $13,117,378 of principal that had previously been converted in connection with the amortization date of August 31, 2016. The 33,599,841 shares of common stock that had previously been issued in connection with the August 31, 2016 amortization date will be applied as a credit against future issuances. Pursuant to these deferrals the remaining principal balance of the 2015 Notes as of the August 31 installment date was $18,405,136.

On August 31 through September 2 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of September 30, 2016.  In connection with the pre-installments, the Company issued 11,050,000 shares of common stock and applied 20,812,754 of previously issued shares upon the conversion of $6,372,551 principal amount of 2015 Notes at a conversion price of $0.20.

As of September 2, 2016 a total principal amount of $10,067,364 of the 2015 Notes has been converted into shares of common stock and $12,032,636 principal remains to be converted, subject to deferrals. A total of $11.3 million of the proceeds from the 2015 Notes has been released to the Company including $4.6 million at closing and $6.7 million from the restricted cash accounts. $7.1 million remains in the restricted accounts to be released to the Company upon future installments.

The Company previously filed an 8-K on August 26, 2016 and reported 47,924,986 shares outstanding, therefore as of September 2, 2016 there are 59,774,986 shares of common stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders

On August 31, 2016, the Company adjusted the conversion price of the 2015 Notes pursuant to the terms of the 2015 Notes. The conversion price was adjusted from $0.39 to $0.20.

In connection with the conversions described in Item 3.02 hereof (the “Conversions”), the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion prices of the 2015 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of August 31, 2016, the Company had outstanding Class A Warrants to purchase 755 shares and Class B Warrants to purchase 640 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on August 31, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $0.39 per share of common stock to $0.20 per share of common stock.

Common Stock Warrants

As of August 31, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Conversions, on August 31, 2016, the exercise price for certain Common Warrants was adjusted from $0.39 per share of common stock to $0.20 per share of common stock.

Series G Warrants

As of August 31, 2016, the Company had outstanding Series G Warrants to purchase 3,075,000 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on August 31, 2016, the exercise price for the Series G Warrants was adjusted from $0.39 per share of common stock to $0.20 per share of common stock.

Item 8.01 Other Events.

On August 31, 2016, the Company received notices of deferral pursuant to section 8(d) of the Company’s 2015 Notes from holders of such 2015 Notes notifying the Company of each such holder’s election to defer $1,628,236 of the installment amounts due such holders on September 30, 2016 (for which a pre-installment payment was due on August 31, 2016) until the next installment date of October 31, 2016 (for which pre-installment will be due on September 30, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 2, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

       On August 31, 2016, Great Basin Scientific, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to be listed on The Nasdaq Capital Market under the symbol “GBSN” during the 180-day grace period. The Company is considering its options for regaining compliance to allow for continued listing on The Nasdaq Capital Market and intends to take appropriate action before the end of the 180-day grace period, including a potential reverse stock split to be considered by the Company’s shareholders at the Company’s annual meeting to be held on September 12, 2016.

The Letter states that the Company has until February 27, 2017 to demonstrate compliance by maintaining for a minimum of ten consecutive business days a minimum closing bid price of at least $1.00.

In the event the Company does not regain compliance with the Bid Price Rule within the 180-day grace period, it may be eligible to receive an additional 180-day grace period; provided, that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and provides written notice of its intention to cure the Bid Price Rule deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary.

If it appears to the Nasdaq staff that the Company will not be able to cure the deficiency of the Bid Price Rule or if the Company is not otherwise eligible for the additional grace period, the Company’s common stock will be subject to delisting by Nasdaq.

This Form 8-K may be deemed to contain forward-looking statements, including forward-looking statements about the continued listing of the Company's stock on The Nasdaq Capital Market and the intention of the management of the Company to allow for the continued listing of the Company’s common stock on The Nasdaq Capital Market.  Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, among other things, actions that could be taken by members of the Nasdaq staff and any exercise of discretion by members of the Nasdaq staff with respect to compliance by the Company with the Nasdaq Listing Rules, the general direction of stock prices in the United States and in the Company’s industry, the demand for the Company’s products, the ability of the Company to produce the products to meet the demand, the Company’s ability to raise funds to meet its ongoing obligations and implement its current plan of operations, global economic conditions and uncertainties in the geopolitical environment, and other risk factors set forth in the Company’s most recent reports on Form 10-K and Form 10-Q. Any forward-looking statements in this Form 8-K are based on limited information currently available to the Company, which is subject to change, and the Company will not necessarily update the information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 6, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities

On September 6 and September 7 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of September 30, 2016.  In connection with the pre-installments, the Company issued 4,500,000 shares of common stock upon the conversion of $900,000 principal amount of 2015 Notes at a conversion price of $0.20.

As of September 9, 2016 a total principal amount of $10,967,364 of the 2015 Notes has been converted into shares of common stock and $11,132,636 principal remains to be converted, subject to deferrals. A total of $11.3 million of the proceeds from the 2015 Notes has been released to the Company including $4.6 million at closing and $6.7 million from the restricted cash accounts. $7.1 million remains in the restricted accounts to be released to the Company upon future installments.

The Company previously filed an 8-K on September 2, 2016 and reported 59,774,986 shares outstanding, therefore as of September 9, 2016 there are 64,274,986 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 9, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

In relation to the Company’s senior secured convertible notes issued pursuant to the securities purchase agreement between the Company and certain holders of such convertible notes dated June 29, 2016 (the “SPA”), pursuant to the approval of the Company’s stockholders of the removal of the limitation on the issuance of shares of common stock under the terms of the notes to 20% of the Company’s issued and outstanding shares of common stock on the date of issuance of the convertible notes, pursuant to Section 3(d)(ii) of the convertible notes, the convertible notes are no longer subject to such cap on the issuance of shares of common stock.

In relation to the Company’s outstanding Series H Warrants to purchase 56,250,000 shares of common stock, which were issued under the SPA, and the Company’s Subordination Warrants to purchase 1,687,500 shares of common stock, which were issued on July 1, 2016, pursuant to the approval of the Company’s stockholders of the removal of the exercise floor price of $1.70 on the Series H Warrants and the Subordination Warrants, pursuant to Section 2(a) and 2(b) of the Series H Warrants and the Subordination Warrants, the exercise floor price is no longer applicable and the exercise price of the Series H Warrants and the Subordination Warrants was adjusted to $0.20 per share of common stock on September 12, 2016.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2016, Great Basin Scientific, Inc. (the “Company”) held its annual meeting (the “Annual Meeting”) of its stockholders.  At the Annual Meeting, the stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1 to 40 and 1 to 80, such ratio to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”). On September 13, 2016, the Board held a meeting and approved the Reverse Stock Split at a ratio of 1 to 80, such Reverse Stock Split to be effective at 12:01 am EDT on September 16, 2016.

On September 14, 2016, the Company filed a Fourth Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which will effect the Reverse Stock Split on September 16, 2016 at 12:01 am EDT.

As a result of the Reverse Stock Split, every eighty (80) shares of the Company’s issued and outstanding common stock, par value $0.0001 was converted into one (1) share of common stock, par value $0.0001 reducing the number of issued and outstanding shares of the Company’s common stock from approximately 78.4 million to approximately 1.0 million.  There was no change in the par value of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by eighty (80), will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock of the Company.  Pursuant to the terms of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”) and senior secured convertible notes (the “Convertible Notes”), the conversion price at which Series E Preferred Shares and Convertible Notes may be converted into shares of common stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price per share and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

The above description of the Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Trading of the Company’s common stock on the NASDAQ Capital Market on a split-adjusted basis is expected to begin at the opening of trading on September 16, 2016. The trading symbol for the common stock will remain “GBSN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 39013L 601.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the Annual Meeting, stockholders representing 29,175,359 (70.94%) shares of the Company’s 41,124,301 issued and outstanding shares of common stock entitled to vote as of the record date of August 9, 2016 were present in person or by proxy, representing a quorum for the purposes of the Annual Meeting.  The matters voted on at the Annual Meeting and the results of the votes were as follows:

	FOR		WITHHOLD	BROKER NON-VOTES
To elect two nominees to serve as Class II members of the Board of Directors to serve for a  the par value of shares of our Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”).

Nominees

1a.  Sam Chawla
1b.  Ronald Labrum

	14,342,271 14,354,877		3,385,085 3,372,479	11,448,003 11,448,003
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
To ratify for purposes of complying with NASDAQ Listing Rule 5635(d), the April 4, 2016 exchange of all of the Company’s issued and outstanding Series E Warrants for 650,160 shares of the Company’s Common Stock pursuant to the terms of those certain Exchange Agreements, dated April 3, 2016, between the Company and the investors named therein (the “Series E Warrant Exchange Proposal”)	16,129,304	1,210,928	387,124	11,448,003
To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series H Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 29, 2016 (the “Securities Purchase Agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding before the issuance of such senior secured convertible notes and related Series H Warrants and certain subordination warrants and without giving effect to the exercise price floor of such Series H Warrants and subordination warrants (the “NASDAQ 20% Issuance Proposal”)

	16,137,512	1,217,176	372,668	11,448,003

To approve for purposes of compliance with the Securities Purchase Agreement, dated December 28, 2015, an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio between 40-to-1 and 80-to-1 and effective upon a date on or prior to December 31, 2016 to be determined by the Company’s board of directors (the “Reverse Stock Split”)	24,984,519	4,150,916	39,924	0
To approve for purposes of complying with the terms of the Securities Purchase Agreement dated June 29, 2016 an amendment to the Certificate of Incorporation, to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares, par value $0.0001, to 350,000,000, par value $0.0001 (the “Authorized Share Increase”)	16,413,971	1,303,494	9,891	11,448,003
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016 (the “Accountant Appointment Proposal”)	24,202,015	2,450,779	2,522,565	0
To authorize an adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Series E Warrant Exchange, NASDAQ 20% Issuance Proposal, the Reverse Stock Split or the Authorized Share Increase (the “Adjournment Proposal”)	16,420,914	1,273,021	33,421	11,448,003

All nominees for election for director were appointed. The Series E Warrant Exhange, the NASDAQ 20% Issuance Proposal, the Reverse Stock Split and the Accountant Appointement Proposal were approved by the shareholders.  The Authorized Share Increase was not approved by the shareholders.  While the Adjournment Proposal was approved, the proxy holders determined not to adjourn the Annual Meeting to solicit more votes for the Authorized Share Increase.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 14, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fourth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The Registrant is filing this amendment to its Current Report on Form 8-K as originally filed on September 14, 2016 (the “Original 8-K”), to amend the disclosure contained in Item 5.03 of the Original 8-K following requested revisions and additional filings requested by the Secretary of State of the State of Delaware in connection with the filing of the Fourth Certificate of Amendment to the Registrant’s Certificate of Incorporation to effect an 80-to-1 reverse stock split in the shares of common stock of the Registrant effective at 12:01 am EDT on September 16, 2016 (the “Reverse Stock Split”).  The revisions to the Certificate of Amendment and the additional filing were made to clarify the effect of the Registrant’s December 10, 2015 Second Certificate of Amendment which, in part, changed the par value of the Company’s shares of common stock from $0.001 to $0.0001.  As part of the revisions, the Registrant filed a Fifth Certificate of Amendment and a Certificate of Correction to the Second Certificate of Amendment. The revisions to do not otherwise amend or alter the Reverse Stock Split as described in the Original 8-K which will still be effective at 12:01 am EDT on September 16, 2016. No other amendments, revisions or alterations were made to the disclosure contained in the Original 8-K.

Item 3.03.  Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

In relation to the Company’s senior secured convertible notes issued pursuant to the securities purchase agreement between the Company and certain holders of such convertible notes dated June 29, 2016 (the “SPA”), pursuant to the approval of the Company’s stockholders of the removal of the limitation on the issuance of shares of common stock under the terms of the notes to 20% of the Company’s issued and outstanding shares of common stock on the date of issuance of the convertible notes, pursuant to Section 3(d)(ii) of the convertible notes, the convertible notes are no longer subject to such cap on the issuance of shares of common stock.

In relation to the Company’s outstanding Series H Warrants to purchase 56,250,000 shares of common stock, which were issued under the SPA, and the Company’s Subordination Warrants to purchase 1,687,500 shares of common stock, which were issued on July 1, 2016, pursuant to the approval of the Company’s stockholders of the removal of the exercise floor price of $1.70 on the Series H Warrants and the Subordination Warrants, pursuant to Section 2(a) and 2(b) of the Series H Warrants and the Subordination Warrants, the exercise floor price is no longer applicable and the exercise price of the Series H Warrants and the Subordination Warrants was adjusted to $0.20 per share of common stock on September 12, 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2016, Great Basin Scientific, Inc. (the “Company”) held its annual meeting (the “Annual Meeting”) of its stockholders.  At the Annual Meeting, the stockholders approved an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1 to 40 and 1 to 80, such ratio to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”). On September 13, 2016, the Board held a meeting and approved the Reverse Stock Split at a ratio of 1 to 80, such Reverse Stock Split to be effective at 12:01 am EDT on September 16, 2016.

On September 15, 2016, the Company filed a Fifth Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which effects the Reverse Stock Split on September 16, 2016 at 12:01 am EDT.

On September 15, 2016, the Company also filed a Certificate of Correction to the Second Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, which clarified that the Second Certificate of Amendment to its Certificate of Incorporation filed on December 10, 2016, changed the par value of the Company’s stock from $0.001 to $0.0001 per share. The Certificate of Correction amends and restates Article IV in its entirety as it was amended on December 10, 2016 to change the par value of the shares of common stock from $0.001 to $0.0001 as part of the 60-to-1 reverse stock split effected by the Second Certificate of Amendment. No other changes were made to the Seventh Amended and Restated Certificate of Incorporation.

As a result of the Reverse Stock Split, every eighty (80) shares of the Company’s issued and outstanding common stock, par value $0.0001 was converted into one (1) share of common stock, par value $0.0001 reducing the number of issued and outstanding shares of the Company’s common stock from approximately 78.4 million to approximately 1.0 million.  There was no change in the par value of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by eighty (80), will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock of the Company.  Pursuant to the terms of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”) and senior secured convertible notes (the “Convertible Notes”), the conversion price at which Series E Preferred Shares and Convertible Notes may be converted into shares of common stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price per share and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

The above description of the Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Trading of the Company’s common stock on the NASDAQ Capital Market on a split-adjusted basis is expected to begin at the opening of trading on September 16, 2016. The trading symbol for the common stock will remain “GBSN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 39013L 601.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the Annual Meeting, stockholders representing 29,175,359 (70.94%) shares of the Company’s 41,124,301 issued and outstanding shares of common stock entitled to vote as of the record date of August 9, 2016 were present in person or by proxy, representing a quorum for the purposes of the Annual Meeting.  The matters voted on at the Annual Meeting and the results of the votes were as follows:

	FOR		WITHHOLD	BROKER NON-VOTES
To elect two nominees to serve as Class II members of the Board of Directors to serve for a  the par value of shares of our Common Stock from $0.001 to $0.0001 (the “Reverse Stock Split”).

Nominees

1a.  Sam Chawla
1b.  Ronald Labrum

	14,342,271 14,354,877		3,385,085 3,372,479	11,448,003 11,448,003
	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
To ratify for purposes of complying with NASDAQ Listing Rule 5635(d), the April 4, 2016 exchange of all of the Company’s issued and outstanding Series E Warrants for 650,160 shares of the Company’s Common Stock pursuant to the terms of those certain Exchange Agreements, dated April 3, 2016, between the Company and the investors named therein (the “Series E Warrant Exchange Proposal”)	16,129,304	1,210,928	387,124	11,448,003

To approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series H Warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated June 29, 2016 (the “Securities Purchase Agreement”), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our Common Stock outstanding before the issuance of such senior secured convertible notes and related Series H Warrants and certain subordination warrants and without giving effect to the exercise price floor of such Series H Warrants and subordination warrants (the “NASDAQ 20% Issuance Proposal”)
	16,137,512	1,217,176	372,668	11,448,003
To approve for purposes of compliance with the Securities Purchase Agreement, dated December 28, 2015, an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio between 40-to-1 and 80-to-1 and effective upon a date on or prior to December 31, 2016 to be determined by the Company’s board of directors (the “Reverse Stock Split”)	24,984,519	4,150,916	39,924	0
To approve for purposes of complying with the terms of the Securities Purchase Agreement dated June 29, 2016 an amendment to the Certificate of Incorporation, to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares, par value $0.0001, to 350,000,000, par value $0.0001 (the “Authorized Share Increase”)	16,413,971	1,303,494	9,891	11,448,003
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016 (the “Accountant Appointment Proposal”)	24,202,015	2,450,779	2,522,565	0
To authorize an adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Series E Warrant Exchange, NASDAQ 20% Issuance Proposal, the Reverse Stock Split or the Authorized Share Increase (the “Adjournment Proposal”)	16,420,914	1,273,021	33,421	11,448,003

All nominees for election for director were appointed. The Series E Warrant Exhange, the NASDAQ 20% Issuance Proposal, the Reverse Stock Split and the Accountant Appointement Proposal were approved by the shareholders.  The Authorized Share Increase was not approved by the shareholders.  While the Adjournment Proposal was approved, the proxy holders determined not to adjourn the Annual Meeting to solicit more votes for the Authorized Share Increase.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fifth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.
3.2	Certificate of Correction to the Second Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 15, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.
3.2	Certificate of Correction to the Second Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 12 through September 16 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of September 30, 2016.  In connection with the pre-installments, the Company issued 392,756 shares of common stock and applied 21,346 of previously issued shares (as adjusted for the reverse split) upon the conversion of $6,308,946 principal amount of 2015 Notes at a conversion price between $16.00 and $13.06 (as adjusted for the reverse split).

As of September 16, 2016 a total principal amount of $17,276,311 of the 2015 Notes has been converted into shares of common stock and $4,823,689 principal remains to be converted, subject to deferrals. A total of $11.3 million of the proceeds from the 2015 Notes has been released to the Company including $4.6 million at closing and $6.7 million from the restricted cash accounts. $7.1 million remains in the restricted accounts to be released to the Company upon future installments.

The Company previously filed an 8-K on September 9, 2016 and reported 803,446 shares outstanding (adjusted for the reverse stock split) therefore as of September 16, 2016 there are 1,196,202 shares of common stock issued and outstanding (adjusted for the reverse stock split).

Item 3.03 Material Modifications to Rights of Security Holders

On September 16, 2016, the Company adjusted the conversion price of the 2015 Notes pursuant to the terms of the 2015 Notes. The conversion price was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

In connection with the conversions described in Item 3.02 hereof (the “Conversions”), the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion prices of the 2015 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of September 16, 2016, the Company had outstanding Class A Warrants to purchase 755 shares and Class B Warrants to purchase 640 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on September 16, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

Common Stock Warrants

As of September 16, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Conversions, on September 16, 2016, the exercise price for certain Common Warrants was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

Series G Warrants

As of September 16, 2016, the Company had outstanding Series G Warrants to purchase 3,075,000 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on September 16, 2016, the exercise price for the Series G Warrants was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 16, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2016, Great Basin Scientific, Inc. (the “Company”) entered into separate agreements (each, a “Leak-Out Agreement”) with each of the buyers (“Buyers”) listed on the Schedule of Buyers attached to that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company and the Buyers. In each Leak-Out Agreement, the Company and a Buyer agreed that during the period commencing on September 20, 2016 through November 1, 2016, neither such Buyer nor any of its affiliates will sell, directly or indirectly, on any trading day more than a fixed percentage (as designated in such Leak-Out Agreement, which, in the aggregate for all Buyers, equals approximately 35%) of the trading volume of our common stock on the Nasdaq Capital Market, unless our common stock is then trading above the lower of (x) $5.50 or (y) 120% of the closing bid price of our common stock as of the trading day immediately preceding such date of determination.

The foregoing is a summary description of the material terms of the Leak-Out Agreement and is qualified in its entirety by the text of the form of Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Leak-Out Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 19, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520,  Salt Lake City, UT
(Address of principal executive offices)

84111
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 20 through September 23 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of September 30, 2016.  In connection with the pre-installments, the Company issued 157,341 shares of common stock upon the conversion of $2,055,571 principal amount of 2015 Notes at a conversion price of $13.064 per share.

On September 20 in accordance with the terms of the 2015 Notes the Company issued additional shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended, to adjust previously converted amortization and accelerated amounts for the post-split pre-installment conversion price calculated without limitation to the floor exercise price.  Pursuant to this adjustment the Company issued an additional 108,027 shares of common stock to make the effective pre-installment conversion price $13.064 per share.

On September 22 and September 23 the Company issued additional shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, as amended, to adjust previously converted amortization and accelerated amounts in the amount of $1,075,000 for the temporary Conversion Price Reduction. Pursuant to this adjustment the Company issued an additional 305,860 shares of common stock to make the effective pre-installment conversion price $2.80 per share. These conversions will no longer be subject to future deferrals.

As of September 23, 2016 a total principal amount of $19,331,882 of the 2015 Notes has been converted into shares of common stock and $2,768,118 principal remains to be converted, subject to up to $14,562,068 of principal amount becoming subject to deferrals and subsequent conversion upon future installments. A total of $11.3 million of the proceeds from the 2015 Notes has been released to the Company including $4.6 million at closing and $6.7 million from the restricted cash accounts. $7.1 million remains in the restricted accounts to be released to the Company upon future installments.

The Company previously filed an 8-K on September 16, 2016 and reported 1,196,202 shares outstanding therefore as of September 23, 2016 there are 1,767,430 shares of common stock issued and outstanding.

Item 3.03 Material Modifications to Rights of Security Holders

On September 21, 2016, the holders of the 2015 Notes approved a temporary Conversion Price Reduction as permitted in the terms of the Notes whereby up to an aggregate of $2 million will be permitted to be converted at a conversion price of $2.80. These conversions will not be subject to future deferrals.

In connection with the temporary Conversion Price Reduction described in Item 3.02 hereof (the “Conversions”), the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the reduced conversion price of the 2015 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of September 22, 2016, the Company had outstanding Class A Warrants to purchase 52 shares and Class B Warrants to purchase 33 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on September 22, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $13.06 to $2.80 per share of common stock.

Common Stock Warrants

As of September 22, 2016, the Company had outstanding certain common stock warrants to purchase 2 shares of common stock of the Company.  As a result of the Conversions, on September 22, 2016, the exercise price for certain Common Warrants was adjusted from $13.06 to $2.80 per share of common stock.

Series G Warrants

As of September 22, 2016, the Company had outstanding Series G Warrants to purchase 38,438 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on September 22, 2016, the exercise price for the Series G Warrants was adjusted from $13.06 to $2.08 per share of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 23, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer